Exhibit 99.(a)(1)(A)

SYNOPSYS, INC.

700 EAST MIDDLEFIELD ROAD

MOUNTAIN VIEW, CA 94043 U.S.A.

TELEPHONE: (650) 584-5000

OFFER TO AMEND ELIGIBLE OPTIONS

SEPTEMBER 11, 2008

SYNOPSYS, INC.
OFFER TO AMEND ELIGIBLE OPTIONS
THE OFFER EXPIRES AT 11:59 P.M., EASTERN TIME, ON THURSDAY, OCTOBER 9, 2008, UNLESS THE OFFER PERIOD IS EXTENDED

As more fully described in the attached disclosure document for the Offer to Amend Eligible Options (the “Offering Memorandum”), Synopsys, Inc. (“Synopsys”) is offering certain optionholders the opportunity to amend certain of their stock options to purchase Synopsys common stock to increase the exercise price of these options in a manner that Synopsys believes will eliminate the potential adverse personal tax consequences that may apply to these stock options under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), and under the Income Tax Act (Canada). We are making the offer upon the terms and subject to the conditions described in this Offering Memorandum, including the conditions described in Section 7 of this Offering Memorandum (the “Offer”).  Please note that the Offer described in this Offering Memorandum does not include the payment of a cash bonus or any other consideration to compensate participating Eligible Optionees for the increase in exercise price of their Eligible Options.

This Offer follows similar tender offers, launched by Synopsys in 2007, resulting from the same grant practices between January 8, 2001 and October 10, 2005 (the “Affected Period”).  This Offer provides a second chance to amend options to certain eligible optionees who declined to participate in the previous tender offers and this Offer also addresses two occasions of grants, dated November 19, 2002 and December 9, 2002, which had been inadvertently omitted from the previous tender offers.  Accordingly, this Offer is not resulting from new or different grant practices from what Synopsys has already disclosed.  Synopsys has already accounted for the additional historical compensation expense related to the discounted options issued during the Affected Period through the one-time adjustment, in the fourth quarter of 2007, as permitted by Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  After October 10, 2005, Synopsys no longer issued discounted options.

The “Expiration Time” of the Offer is 11:59 p.m., Eastern Time, on Thursday, October 9, 2008. If we extend the period of time during which the Offer remains open, the term “Expiration Time” will refer to the last time and date on which the Offer expires.

Below is a summary of the material terms of the Offer:

Eligible Options

“Eligible Options” are those stock options that (1) were granted under Synopsys’ 1998 Non-Statutory Stock Option Plan (the “Plan”), (2) that continue to have an exercise price per share that is less than the fair market value per share of the Synopsys common stock underlying the option on the option’s accounting measurement date[1], and (3) that were granted on one of the dates listed in Attachment A hereto.

Eligible Options that are held by Eligible U.S. Optionees are also referred to as “Eligible U.S. Options.”

Eligible Options that are held by Eligible Canadian Optionees are also referred to as “Eligible Canadian Options.”

Eligible Portion

The “Eligible Portion” is the portion of an Eligible Option that remains outstanding and unexercised as of the Expiration Time, and, in the case of Eligible U.S. Options, only to the extent such portion of such option vested after, or is scheduled to vest after, December 31, 2004. Only the Eligible Portion of an Eligible Option may be tendered in the Offer.

1 Throughout this Offer, references to options that continue to have an exercise price per share that is less than the fair market value per share of the Synopsys common stock underlying the option on the option’s accounting measurement date exclude options that have previously been tendered pursuant to an earlier offer to increase the exercise price to such fair market value, since such options no longer have an exercise price that is less than such measurement date value.

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Eligible Optionees

“Eligible Optionees” are all individuals who were granted and continue to hold Eligible Options and who, as of the Expiration Time, are (1) current employees of Synopsys or an affiliate of Synopsys and (2) subject to taxation in the United States or Canada with respect to the Eligible Option. Only Eligible Optionees may participate in the Offer. None of our members of our Board of Directors is eligible to participate in the Offer. A current executive officer is eligible to participate in the Offer only if such executive officer was not an executive officer on the applicable original grant date.

Eligible Optionees who are subject to taxation in the United States with respect to their Eligible Options are also referred to as “Eligible U.S. Optionees.”

Eligible Optionees who are subject to taxation in Canada with respect to their Eligible Options are also referred to as “Eligible Canadian Optionees.”

Proposed Amendment

Synopsys will amend the Eligible Options to increase the exercise price of the Eligible Portion to be equal to the Corrected Exercise Price. The other material terms and conditions of the Eligible Options, including the vesting schedule and option expiration date, will not be affected by the amendment.

Corrected Exercise Price

The “Corrected Exercise Price” is the closing price of Synopsys’ stock reported on the NASDAQ Global Select Market, previously the Nasdaq National Market (“NASDAQ”) on the correct accounting measurement date for the Eligible Option. The Corrected Exercise Price is set forth opposite the Original Grant Date in Attachment A hereto. The Corrected Exercise Prices are between U.S. $0.465 and $4.325 higher than the original exercise prices, depending on the date of grant.

Election Choices

If an Eligible Optionee wishes to tender an Eligible Option, he or she must tender the entire Eligible Portion of that Eligible Option. In addition, if an Eligible Optionee holds more than one Eligible Option and he or she wishes to participate in the Offer, he or she must tender all of his or her Eligible Options.

Ineligible Portion

The “Ineligible Portion” is the portion of an Eligible Option (1) that has been exercised as of the Expiration Time, (2) that has expired or otherwise been cancelled as of the Expiration Time, (3) that is beneficially owned by someone other than the Eligible Optionee or (4) in the case of an Eligible U.S. Option, that vested prior to January 1, 2005. Any amendment of the Eligible Portion of an Eligible Option will not affect the Ineligible Portion of the Eligible Option.

If you are an Eligible Optionee you will receive instructions in a separate email sent to you with a copy of this Offering Memorandum on how to submit your election to accept or reject this offer to amend your Eligible Options. The form of election form is included as Attachment D hereto. Your personalized election form will be sent to you in hard copy and will show your Eligible Options (including the Eligible Portions thereof). If you believe you may be an Eligible Optionee and have not yet received hard copy documents, please call Erika Varga McEnroe at (650) 584-4241 during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time.

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As noted above, the Offer is being conducted to address certain potential adverse personal tax consequences under Section 409A and the Income Tax Act (Canada). Synopsys has determined that certain stock options were granted, for accounting purposes, with an exercise price that is less than the fair market value of the Synopsys common stock subject to such options on the applicable “measurement date” (which is the date of grant for accounting purposes but which is not the same as the “grant date” set forth on your option agreement). As a result of this accounting determination, Synopsys has determined that these stock options were granted with an exercise price that is less than the fair market value of Synopsys common stock on the grant date as determined for tax purposes and therefore will be subject to adverse personal tax consequences under Section 409A and under the Income Tax Act (Canada). These adverse personal tax consequences, discussed in greater detail in Sections 12 and 13 of this Offering Memorandum, include:

•                  Unites States: an obligation to recognize, in connection with the exercise and vesting of the option and regardless of whether the option is ever exercised, ordinary income tax at your usual rate, plus an additional 20% federal tax under Section 409A, plus certain other state and federal tax penalties (including for California residents and residents of certain other states, a state tax that duplicates the tax imposed under Section 409A), all of which could result in an Eligible Optionee paying tax at an aggregate tax rate of 80% or more on the Eligible Portion as a consequence of the option being subject to Section 409A.

•                  Canada:  the loss of a deduction equal to 50% for federal income tax purposes and for provinces other than Quebec, and 25% for Quebec income tax purposes, of the taxable benefit resulting from the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise.

The Offer is being made to permit Eligible Optionees to address the potential adverse personal tax consequences that apply to their Eligible Options under Section 409A (and state tax laws of similar effect) and the Income Tax Act (Canada). Under the currently available guidance, Eligible Optionees should be able to avoid the adverse personal tax treatment of Section 409A and the Income Tax Act (Canada) if certain changes are made to the Eligible Portions of the Eligible Options. Therefore, we are offering to amend your Eligible Options to increase the respective exercise price of the Eligible Portions to the applicable Corrected Exercise Price so that your Eligible Options should no longer be subject to the adverse personal tax treatment.

•                  United States: You should note that the application of Section 409A (and any state tax laws of similar effect) to the Eligible Options, as amended pursuant to the Offer, is not entirely free from doubt. See Section 12 of this Offering Memorandum, Material U.S. Federal Income Tax Consequences, beginning on page 35.

•                  Canada: You should note that the consequences of an upward repricing of options is not specifically addressed in the Income Tax Act (Canada) and consequently there is a small risk that the amendment of your options could be considered to be a taxable disposition of your options for Canadian tax purposes. See Section 13 of this Offering Memorandum, Material Canadian Federal and Provincial Tax Consequences, beginning on page 37.

The table contained in Attachment A hereto sets forth, with respect to each original grant date at issue, the respective current exercise price and the Corrected Exercise Price. In determining the fair market value of our common stock on a given date, we use the closing price of our common stock on NASDAQ, as adjusted for the 2:1 stock split on September 23, 2003, if applicable. Accordingly, the Corrected Exercise Price set forth in Attachment A reflects the closing price of our common stock on NASDAQ on the correct accounting measurement date for the Eligible Option. The Corrected Exercise Prices are between U.S. $0.465 and $4.325 higher than the original exercise prices, depending on the date of grant.

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Below is an illustration of the tax consequences of exercising an Eligible Option that has been amended pursuant to the Offer versus exercising an Eligible Option that is not so amended.

UNITED STATES: EXAMPLE

You are a resident of California and hold a discounted option to acquire 500 shares of Synopsys stock at an exercise price of $19.00, 300 of which vested prior to 2005 (the Ineligible Portion) and 200 of which vested in 2005 and 2006 and remain unexercised (the Eligible Portion). The fair market value of the Synopsys stock on the correct accounting measurement date was $20.00. The discount on the option is therefore $1.00 per share. Synopsys is offering to amend the unexercised portion of the Eligible Portion (i.e., 200 shares) to increase the exercise price from $19.00 to $20.00 per share.

If you were to accept the Offer and subsequently exercised the Eligible Portion and immediately sold those shares at a stock price of $25.00, then you would have a gain of $1,000 (equal to ($25.00 - $20.00) x 200), which would be subject to ordinary income and employment taxes of $519.50 (assuming you were subject to the maximum rate of 35% federal, 9.3% California, 6.2% Social Security and 1.45% Medicare2). You would therefore have net after-tax proceeds of $480.50 with respect to the Eligible Portion.

If, however, you chose not to accept the Offer, the entire gain relating the Eligible Portion would be subject to an additional federal tax of 20% and state tax of 20% (plus, in each case, additional taxes in the nature of interest) on the total gain. This tax would be in addition to your regular ordinary income tax on those shares. Therefore, in this example (ignoring the taxes in the nature of interest), your gain would be $1,200 (equal to ($25.00 - $19.00) x 200), but this gain would be reduced by a total tax of $1,103.40, resulting in net after-tax proceeds of $96.60.

In both cases, the Ineligible Portion (the 300 shares which vested prior to 2005) would continue to have an exercise price of $19.00 and would be exercisable without being subject to the 409A tax.

CANADA: EXAMPLE

You are a resident of a province in Canada other than Quebec and hold a discounted option to acquire 500 shares of Synopsys stock at an exercise price of $19.00, 200 of which have vested and remain unexercised (the Eligible Portion). The fair market value of the Synopsys stock on the correct accounting measurement date was $20.00. The discount on the option is therefore $1.00 per share. Synopsys is offering to amend the unexercised portion of the Eligible Portion (i.e., 200 shares) to increase the exercise price from $19.00 to $20.00 per share.

If you were to accept the Offer and subsequently exercised the Eligible Portion and immediately sold those shares at a stock price of $25.00, then you would have a taxable benefit of $1,000 (equal to ($25.00 - $20.00) x 200), against which you could claim a 50% deduction.  You would therefore be required to pay income taxes on $500.  Assuming a combined federal and provincial tax rate of 40%, your after-tax income upon exercise would be $800 ($1,000 minus (40% tax rate times $500)). If, however, you chose not to accept the Offer, it is likely that you will not be able to claim the deduction and you will be required to pay income tax on $1,200 (equal to ($25.00 - $19.00) x 200).  Assuming a combined federal and provincial tax rate of 40%, your after-tax income upon exercise would be $720 ($1,200 minus (40% tax rate times $1,200)).

2 Also assumed by implication is that you will receive no federal tax benefit from the payment of state income taxes.  It is unlikely that any individual will be subject to all of the assumptions simultaneously.  Accordingly, your effective tax rate is likely to be different than the rates illustrated.  It is recommended, therefore, that you consult your own tax advisor as to the tax consequences to you of exercising the Eligible Portion of your Eligible Options in the circumstances in which you do participate in the Offer and in which you do not participate in the Offer.

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Regardless of whether an individual is an Eligible Canadian Optionee or Eligible U.S. Optionee, each Eligible Option that is amended pursuant to the Offer (each an “Amended Option”) will have the same material terms and conditions as it did prior to the amendment, including the same exercise and vesting schedule and expiration date, except that the Eligible Portion of the Amended Option will have a new exercise price equal to the Corrected Exercise Price. The amendment of each Eligible Option pursuant to the Offer will not affect the terms and conditions of the Ineligible Portion of the Eligible Option.

You are not required to tender your Eligible Options for amendment. If you elect to tender an Eligible Option, you must tender the entire Eligible Portion. If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all of your Eligible Options. You may not tender less than all of your Eligible Options. You may not tender stock options that are not Eligible Options. If you hold more than one Synopsys stock option, you may hold both Eligible Options and options that are not Eligible Options.  Your personalized election form will identify which of your stock options is an Eligible Option for purposes of the Offer.

If you have properly accepted the Offer, Synopsys will amend the Eligible Portions of your Eligible Options, effective as of the Expiration Time (such date, the “Amendment Date”), to reflect the Corrected Exercise Price. After you make or change your election, you will receive an Election Confirmation email (in substantially the form of Attachment E or Attachment F hereto, as applicable) and you will also receive a Final Election Confirmation email (in substantially the form of Attachment H or Attachment I hereto, as applicable) within 5 business days after the Expiration Time.

United States

You should be aware that we believe adverse personal tax consequences under Section 409A (and similar state tax laws) will apply to an Eligible U.S. Option if it is not amended pursuant to the Offer. You will be solely responsible for any taxes, penalties, or interest payable under Section 409A (and any similar state laws) resulting from any decision not to accept our offer to amend your Eligible U.S. Options, including but not limited to as a result of any exercises of Eligible U.S. Options.  In addition, Synopsys will be required to report the Section 409A compensation associated with Eligible U.S. Options to the applicable taxing authorities, and will likely be required to withhold federal and state income taxes each year with respect to that deferred compensation, even if you never exercise the Eligible Portion of your Eligible Option.  Before deciding whether to tender your Eligible Options for amendment, you should carefully review this Offering Memorandum, as well as the information on Synopsys and its business and financial status to which we refer you in this Offering Memorandum.

Canada

You should be aware that we believe adverse personal tax consequences under the Income Tax Act (Canada) will apply to any Eligible Canadian Option if it is not amended pursuant to the Offer. You will be solely responsible for any taxes, penalties, or interest payable under the Income Tax Act (Canada) resulting from any decision not to accept our offer to amend your Eligible Canadian Options, including but not limited to as a result of any exercises of Eligible Canadian Options.  In addition, Synopsys will be required to report the taxable benefit realized upon exercise of such options as not eligible for up to a 50% deduction on your annual Statement of Remuneration Paid (Form T-4), and will likely be required to withhold federal and provincial income taxes at a higher rate than if you had amended your Eligible Canadian Options.  Before deciding whether to tender your Eligible Options for amendment, you should carefully review this Offering Memorandum, as well as the information on Synopsys and its business and financial status to which we refer you in this Offering Memorandum.

ALTHOUGH THE BOARD OF DIRECTORS HAS APPROVED THE OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER AND AMEND YOUR ELIGIBLE OPTIONS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO AMEND YOUR ELIGIBLE OPTIONS. YOU SHOULD CAREFULLY REVIEW THIS OFFERING MEMORANDUM IN ITS ENTIRETY BEFORE DECIDING WHETHER TO ELECT TO AMEND YOUR ELIGIBLE OPTIONS. WE RECOMMEND THAT YOU CONSULT WITH YOUR PERSONAL FINANCIAL, LEGAL AND TAX ADVISORS TO DETERMINE THE CONSEQUENCES OF ELECTING OR DECLINING TO PARTICIPATE IN THE OFFER.

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We will assess whether we are permitted to make the Offer in all states or provinces in which Eligible Options were granted. In the event that we determine that we are not legally able to make the Offer in a particular state or province, we reserve the right to withdraw the Offer in that particular jurisdiction. If we withdraw the Offer in a particular jurisdiction, the Offer will not be made to, nor will requests for amendments be accepted, from or on behalf of Eligible Optionees in such jurisdiction. At our discretion, however, we may take any actions necessary for us to make the Offer legally available to Eligible Optionees in any jurisdiction.

Notwithstanding any other provision of the Offer, we will not be required to accept the Eligible Options that you elect to amend, and we may terminate or amend the Offer, or postpone our acceptance of the Eligible Options that you elect to amend, in each case if at any time on or after September 11, 2008 and on or before October 9, 2008, or a later date if the Offer is extended, we determine that any of the events listed in Section 7 of the Offering Memorandum has occurred that, in our reasonable judgment, materially impairs the contemplated benefits of the Offer to us and thus makes it inadvisable for us to proceed with the Offer or to accept the Eligible Options that you elect to amend.

Shares of our common stock are quoted on NASDAQ under the symbol “SNPS.” On September 10, 2008, the closing price of our common stock as reported on NASDAQ was U.S. $20.81 per share. As of September 6, 2008, options to purchase 15,508,763 shares of our common stock were issued and outstanding under the Plan, including the Eligible Portions of the Eligible Options to purchase up to 88,156 shares of our common stock. The Offer is not conditioned upon the acceptance of the Offer with respect to a minimum number of Eligible Options.

You should direct questions about the Offer and requests for assistance in completing the necessary forms to Erika Varga McEnroe Monday through Friday at (650) 584-4241 during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time.

The Offer has not been approved or disapproved by the Securities and Exchange Commission (“SEC”) nor has the SEC passed upon the fairness or merits of the Offer or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense. In the event of any conflict between this Offering Memorandum or the Schedule TO of which this Offering Memorandum is a part and the rules of the Plan or any applicable legislation, the rules or legislation (as the case may be) will take precedence. All references to taxation consequences are for guidance only.

IMPORTANT

Whether you wish to accept the Offer or not, you must make an election with respect to your Eligible Options. Your personalized election form (in substantially the form of Attachment D hereto) will be sent to you via hard copy in connection with the commencement of this offer. Your election (and any subsequent change thereto) must be received by 11:59 p.m., Eastern Time, on Thursday, October 9, 2008 (or a later termination date if we extend the Offer). Any election received after the Expiration Time will be disregarded.

You are receiving this Offering Memorandum by electronic means. You may request a written copy of the Offering Memorandum or the Schedule TO of which this Offering Memorandum is a part at no charge by asking Erika Varga McEnroe at (650) 584-4241.

We have not authorized any person to make any recommendation on our behalf as to whether you should amend your Eligible Options pursuant to the Offer. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than the information and representations contained in this Offering Memorandum (including the Attachments hereto). If anyone makes any such recommendation or representation to you or gives you any such information, you may not rely upon that recommendation, representation or information as having been authorized by Synopsys.  We strongly recommend that you consult with your financial, legal and tax advisors to determine the tax and other consequences to you of electing or declining to participate in the Offer.

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RISK FACTORS RELATING TO THE OFFER	1

SUMMARY TERM SHEET & FREQUENTLY ASKED QUESTIONS	4

THE OFFER

1.	ELIGIBLE OPTIONEES; ELIGIBLE OPTIONS; THE PROPOSED AMENDMENT; ADDITIONAL CONSIDERATIONS; THE AMENDED OPTIONS; EXPIRATION AND EXTENSION OF THE OFFER	22

2.	PURPOSE OF THE OFFER	25

3.	STATUS OF ELIGIBLE OPTIONS NOT AMENDED IN THE OFFER	28

4.	PROCEDURES FOR AMENDING ELIGIBLE OPTIONS	28

5.	CHANGE IN ELECTION	29

6.	ACCEPTANCE OF ELIGIBLE OPTIONS FOR AMENDMENT	29

7.	CONDITIONS OF THE OFFER	30

8.	PRICE RANGE OF COMMON STOCK	32

9.	INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING OPTIONS	33

10.	ACCOUNTING CONSEQUENCES OF THE OFFER	35

11.	LEGAL MATTERS; REGULATORY APPROVALS	35

12.	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	35

13.	MATERIAL CANADIAN FEDERAL AND PROVINCIAL TAX CONSEQUENCES	37

14.	EXTENSION OF THE OFFER; TERMINATION; AMENDMENT	40

15.	FEES AND EXPENSES	41

16.	INFORMATION ABOUT SYNOPSYS	41

17.	ADDITIONAL INFORMATION	42

18.	FORWARD-LOOKING STATEMENTS; MISCELLANEOUS	43

ATTACHMENT A	TABLE OF GRANT DATES	A-1

ATTACHMENT B	VOICEMAIL OFFER ANNOUNCEMENT	B-1

ATTACHMENT C	EMAIL OFFER ANNOUNCEMENT	C-1

ATTACHMENT D	FORM OF LETTER WITH HARD COPY MATERIALS; FORM OF HARD COPY ELECTION FORM	D-1

ATTACHMENT E	FORM OF ELECTION CONFIRMATION EMAIL FOR ACCEPTING OFFER (PRE-EXPIRATION TIME)	E-1

ATTACHMENT F	FORM OF ELECTION CONFIRMATION EMAIL FOR REJECTING OFFER (PRE-EXPIRATION TIME)	F-1

ATTACHMENT G	EMAIL REMINDER TO THOSE WHO HAVE NOT YET ELECTED	G-1

ATTACHMENT H	FORM OF FINAL ELECTION CONFIRMATION EMAIL (POST-EXPIRATION TIME FOR OFFER PARTICIPANTS)	H-1

ATTACHMENT I	FORM OF FINAL ELECTION CONFIRMATION EMAIL (POST-EXPIRATION TIME FOR OFFER NON-PARTICIPANTS)	I-1

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RISK FACTORS RELATING TO THE OFFER

Participation in the Offer involves a number of potential risks.

This section highlights the material risks of accepting the Offer and tendering your Eligible Options for amendment. You should carefully consider these risk factors relating to the Offer described below and the risk factors relating to our business and financial condition, and you should carefully read the remainder of this Offering Memorandum (including the Exhibits to the Schedule TO available at www.sec.gov and Attachments hereto) before deciding to accept or decline the Offer.

United States Tax Risks

The determination as to whether your Eligible U.S. Options were granted at a discount for purposes of Section 409A is not completely certain.

As part of the investigation of our historical option grant practices and related accounting and our subsequent restatement of certain of our financial statements, it has been determined that the Eligible U.S. Options have a different “measurement date” for accounting purposes than the stated “grant date.” We generally have set the exercise price for our stock options equal to the fair market value of our common stock on the “grant date.”  Therefore, as the fair market value on the “measurement date” exceeds the fair market value on the “grant date” in the case of each Eligible U.S. Option, the Eligible U.S. Options were deemed to have been granted at a discount from the fair market value on the measurement date.  The definition of “measurement date” for accounting purposes is somewhat different from the definition of “grant date” for tax purposes, but these two terms are not substantially different.  It is not clear based on the currently available guidance under the Code whether the IRS will determine that the “grant date” (for tax purposes, including for purposes of determining compliance with Section 409A) must be the same as the “measurement date” (for accounting purposes).

Even if you accept the Offer and receive Amended Options, the tax treatment of Amended Options under Section 409A is not completely certain, and you may still be required to recognize income prior to the exercise of your Amended Options and pay a 20% federal penalty plus additional taxes in the nature of interest in respect of your Amended Options under Section 409A.

Because each Eligible U.S. Option was issued with an exercise price that is lower than the fair market value of the underlying shares on the date of grant as determined for tax purposes, such options may be subject to adverse personal taxation under Section 409A.  Section 409A generally provides that you will recognize taxable income at the time a discounted stock option is no longer subject to a substantial risk of forfeiture (for example, when such option vests) and that you will recognize additional taxable income each year until the discounted option is exercised.  Such income would be taxable at ordinary income rates and will also be subject to a 20% federal tax, and possibly additional taxes in the nature of interest, in addition to the usual applicable withholding and employment taxes.

We believe that by accepting the Offer, an Eligible U.S. Optionee may avoid or minimize the adverse personal tax consequences under Section 409A, as we believe that we have complied in good faith with the guidance issued to date by the IRS with respect to offering to amend the Eligible U.S. Options to avoid or minimize the adverse personal tax consequences of Section 409A. Guidance issued after the date of this Offer or a future determination by the IRS could provide that the Amended Options do not avoid the adverse personal tax consequences of Section 409A.  Therefore, it is not completely certain that amending the Eligible U.S. Options pursuant to this Offer would completely avoid the potential adverse personal tax consequences under Section 409A.

The tax treatment of discounted options under state tax law or the tax laws of other jurisdictions is not completely certain, and you may be required to recognize income prior to the exercise of your Eligible U.S. Options or pay additional taxes in respect of your Eligible U.S. Options under applicable state or foreign tax laws, even if you participate in the Offer.

It is possible that the discounted options will be subject to taxes that are imposed under applicable state tax laws or foreign tax laws that are similar to Section 409A.  Therefore, you may incur taxes under such provisions with respect to your Eligible U.S. Options based on the state in which you are subject to taxation in addition to the federal taxes you may pay under Section 409A.  For instance, California has adopted a provision similar to Section 409A that will result in an aggregate state and federal tax rate of approximately 80% or more with regard to a discounted stock option.

In addition, if you are subject to the tax laws in more than one jurisdiction, you should be aware that tax consequences of more than one jurisdiction may apply to your Eligible U.S. Options as a result of your participation in the Offer.

Section 12 of this Offering Memorandum describes the material U.S. federal income tax consequences if you participate in the Offer and if you do not participate in the Offer.  You should review Section 12 carefully and you are strongly encouraged to consult with your own tax advisors to determine the tax consequences of the Offer applicable to your particular situation.

Canadian Tax Risks

Even if you accept the Offer and receive Amended Options, the tax treatment of Amended Options under the Income Tax Act (Canada) is not completely certain, and you may still not be eligible to obtain preferential tax treatment under the Income Tax Act (Canada).

Paragraph 110(1)(d) of the Income Tax Act (Canada) provides that if certain conditions are met, then upon exercise of an employee stock option, the employee is entitled to a deduction from income of 50% of the taxable benefit for federal income tax purposes and provincial income tax purposes, other than the province of Quebec.  If the benefit is subject to tax in Quebec, the deduction will equal 25% of the taxable benefit.  One of the conditions which must be met in order to qualify for the deduction is that the amount paid by the employee to acquire the shares was not less than the fair market value of the shares at the time at which the option was granted.

We believe that by accepting the Offer, an Eligible Optionee will avoid the adverse personal tax consequences under the Income Tax Act (Canada) arising from the loss of up to a 50% deduction with respect to the Eligible Portions of your Eligible Options. Guidance issued after the date of the Offer or a future determination by the Canada Revenue Agency could provide that the Amended Options do not qualify for preferential tax treatment.  Therefore, it is not completely certain that amending the Eligible Options pursuant to the Offer would entitle you to preferential tax treatment under the Income Tax Act (Canada).

If you accept the Offer and receive Amended Options, there is a very small risk that the amendment of your options could be considered to be a taxable disposition of your options for Canadian tax purposes.

If you choose to accept this Offer with respect to your Eligible Options, you should not be required to include any amount in income for Canadian federal income tax purposes as a consequence of the amendment of your options. We believe that the amendment of your options should not be considered to be a disposition of your options.  However, due to lack of guidance under the Canadian tax rules, there is a small risk that the amendment of your options could be considered to be a taxable disposition of your options for Canadian tax purposes. If this were the case, you would be considered to have received a taxable benefit in the year in which the options were considered to be disposed of equal to the fair market value of the amended option. In addition, in such case, you would not be able to claim the 50% deduction for federal and provincial (other than Quebec) tax purposes or the 25% deduction for Quebec purposes on the exercise of the amended option.

Section 13 of this Offering Memorandum describes the material Canadian federal and provincial tax consequences if you participate in the Offer and if you do not participate in the Offer.  You should review Section 13 carefully and you are strongly encouraged to consult with your own tax advisor to determine the tax consequences of the Offer applicable to your particular situation.

Procedural Risks

You are responsible for making your election prior to the Expiration Time. You should retain a copy of the Election Form, the Election Confirmation email that you receive and the Final Election Confirmation email that you receive. You must submit all elections via fax to Shareholder Services at (650) 584-4484.   Your election must be received by 11:59 p.m., Eastern Time, on Thursday, October 9, 2008 (or a later termination date if we extend the Offer). Any election not received by the Expiration Time will be disregarded.

After you make or change your election, you will receive an Election Confirmation email and you will receive a Final Election Confirmation email within 5 business days after the Expiration Time. In the event that you do not see an Election Confirmation email after you make or change your election or do not receive your Final Election Confirmation email in the time frame described above, please call Erika Varga McEnroe Monday through Friday at (650) 584-4241 during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time.

Business-Related Risks

In addition to those risks discussed above, you are encouraged to read the risk factors outlined in our periodic and other reports filed with the SEC, including those in our Annual Report on Form 10-K for the year ended October 31, 2007 filed with the SEC on December 21, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 5, 2008, and our Quarterly Reports on Form 10-Q for the periods ended January 31, 2008, April 30, 2008, and July 31, 2008, filed with the SEC on March 12, 2008, June 10, 2008, and September 9, 2008, respectively, which are incorporated by reference herein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In that event, the trading price of our common stock could decline.

OFFERING MEMORANDUM
FOR
OFFER TO AMEND ELIGIBLE OPTIONS
SUMMARY TERM SHEET & FREQUENTLY ASKED QUESTIONS

This section provides a table describing the material terms of this Offering Memorandum and then reviews, in question-and-answer format, the material terms of the Offer to Amend Eligible Options (the “Offer”). The complete description of the Offer begins on page 22 of this Offering Memorandum. Because this summary does not contain all of the information you should consider in deciding whether to accept the Offer, you should read carefully the remainder of this Offering Memorandum (including the Exhibits to the Schedule TO available at www.sec.gov and Attachments hereto), as well as the information to which we refer you. The Offer is made subject to the terms and conditions of these documents, as they may be amended. You should also review and consider the risks detailed in the Risk Factors relating to the Offer.

As more fully described in the attached disclosure document for the Offer to Amend Eligible Options (the “Offering Memorandum”), Synopsys, Inc. (“Synopsys”) is offering certain optionholders the opportunity to amend certain of their stock options to purchase Synopsys common stock to increase the exercise price of these options in a manner that Synopsys believes will eliminate the potential adverse personal tax consequences that may apply to these stock options under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Income Tax Act (Canada). We are making the offer upon the terms and subject to the conditions described in this Offering Memorandum, including the conditions described in Section 7 of this Offering Memorandum (the “Offer”).  Please note that the Offer described in this Offering Memorandum does not include the payment of a cash bonus or any other consideration to compensate participating Eligible Optionees for the increase in exercise price of their Eligible Options.

This Offer follows similar tender offers, launched by Synopsys in 2007, resulting from the same grant practices between January 8, 2001 and October 10, 2005 (the “Affected Period”).  This Offer provides a second chance to amend options to certain eligible optionees who declined to participate in the previous tender offers and this Offer also addresses two occasions of grants, dated November 19, 2002 and December 9, 2002, which had been inadvertently omitted from the previous tender offers.  Accordingly, this Offer is not resulting from new or different grant practices from what Synopsys has already disclosed.  Synopsys has already accounted for the additional historical compensation expense related to the discounted options issued during the Affected Period through the one-time adjustment, in the fourth quarter of 2007, as permitted by Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  After October 10, 2005, Synopsys no longer issued discounted options.

Summary of Material Terms of the Offer

Eligible Options

“Eligible Options” are those stock options that (1) were granted under the Synopsys, Inc. (“Synopsys”) 1998 Non-Statutory Stock Option Plan (the “Plan”), (2) continue to have an exercise price per share that is less than the fair market value per share of the Synopsys common stock underlying the option on the option’s accounting measurement date[3], and (3) were granted on one of the dates listed in Attachment A hereto.

Eligible Options that are held by Eligible U.S. Optionees are also referred to as “Eligible U.S. Options.”

3 Throughout this Offer, references to options that continue to have an exercise price per share that is less than the fair market value per share of the Synopsys common stock underlying the option on the option’s accounting measurement date exclude options that have previously been tendered pursuant to an earlier offer to increase the exercise price to such fair market value, since such options no longer have an exercise price that is less than such measurement date value.

Eligible Options that are held by Eligible Canadian Optionees are also referred to as “Eligible Canadian Options.”

Eligible Portion

The “Eligible Portion” is the portion of an Eligible Option that remains outstanding and unexercised as of 11:59 p.m., Eastern Time, on Thursday, October 9, 2008 (the “Expiration Time”), and, in the case of Eligible U.S. Options, only to the extent such portion of such option vested after, or is scheduled to vest after, December 31, 2004. Only the Eligible Portion of an Eligible Option may be tendered in the Offer.

Eligible Optionees

“Eligible Optionees” are all individuals who were granted and continue to hold Eligible Options and who, as of the Expiration Time, are (1) current employees of Synopsys or an affiliate of Synopsys and (2) subject to taxation in the United States or Canada with respect to the Eligible Options. Only Eligible Optionees may participate in the Offer. None of our members of our Board of Directors is eligible to participate in the Offer. A current executive officer is eligible to participate in the Offer only if such executive officer was not an executive officer on the applicable original grant date.

Eligible Optionees who are subject to taxation in the United States with respect to their Eligible Options are also referred to as “Eligible U.S. Optionees.”

Eligible Optionees who are subject to taxation in Canada with respect to their Eligible Options are also referred to as “Eligible Canadian Optionees.”

Proposed Amendment

Synopsys will amend the Eligible Portion of the Eligible Options to increase the exercise price of the Eligible Portion to be equal to the Corrected Exercise Price. The other material terms and conditions of the Eligible Options, including the vesting schedule and option expiration date, will not be affected by the amendment.

Corrected Exercise Price

The “Corrected Exercise Price” is the closing price of Synopsys’ stock reported on the NASDAQ Global Select Market, previously the Nasdaq National Market (“NASDAQ”) on the correct accounting measurement date for the Eligible Option. The Corrected Exercise Price is set forth opposite the Original Grant Date in Attachment A hereto. The Corrected Exercise Prices are between U.S. $0.465 and $4.325 higher than the original exercise prices, depending on the date of grant.

Election Choices

If an Eligible Optionee wishes to tender an Eligible Option, he or she must tender the entire Eligible Portion of that Eligible Option. In addition, if an Eligible Optionee holds more than one Eligible Option and he or she wishes to participate in the Offer, he or she must tender all of his or her Eligible Options.

Ineligible Portion

The “Ineligible Portion” is the portion of an Eligible Option (1) that has been exercised as of the Expiration Time, (2) that has expired or otherwise been cancelled as of the Expiration Time, (3) that is beneficially owned by someone other than the Eligible Optionee or (4) in the case of an Eligible U.S. Option, that vested prior to January 1, 2005. Any amendment of the Eligible Portion of an Eligible Option will not affect the Ineligible Portion of the Eligible Option.

Frequently Asked Questions

General Questions about the Offer

Q1.                            What questions and answers can I find below regarding the Offer?

Q2.                              Why is Synopsys making the Offer?

Q3.                              Why are Synopsys stock options treated as having been granted at a discount for purposes of Section 409A and the Income Tax Act (Canada)?

Q4.                              What is the Offer?

Q5.                              Which Synopsys stock options are and are not subject to the Offer?

Q6.                              What is the Eligible Portion of my Eligible Option?

Q7.                              Am I an Eligible Optionee?

Q8.                              If I live outside of the United States or Canada, may I participate in the Offer?

Q9.                              Does the Offer apply to shares of Synopsys common stock that I currently own?

Q10.                        Do Section 409A, the Income Tax Act (Canada) or the Offer apply to shares I purchased through the Synopsys Employee Stock Purchase Plan?

Q11.                        Does the Offer apply to my out-of-the-money options?

Q12.                        Will the vesting of my Eligible Options change if I participate in the Offer?

Q13.                        Will the number of shares subject to my Eligible Options change if I participate in the Offer?

Q14.                        Why am I receiving this Offering Memorandum? Why does this Offering Memorandum refer to the “tendering” of my Eligible Options? What does “tender” mean?

Questions about Section 409A and the U.S. Tax Consequences of the Offer

Please see the following sections of this Offering Memorandum for more information on Section 409A: Section 2, Purpose of the Offer, beginning on page 25 and Section 12, Material U.S. Federal Income Tax Consequences, beginning on page 35. Please also see the following section of this Offering Memorandum for further details about the terms and conditions of the Offer: Section 1, Eligible Optionees; Eligible Options; the Proposed Amendment; Additional Considerations; the Amended Options; Expiration and Extension of the Offer, beginning on page 22.

Q15.                        What is Section 409A?

Q16.                        What happens if options are deemed to be deferred compensation under Section 409A?

Q17.                        What happens to the portions of my Eligible Options that were vested as of December 31, 2004?

Q18.                        What are the tax consequences to me under Section 409A if I do not accept the Offer?

Q19.                        What are the tax consequences to me if I accept the Offer and amend the Eligible Portions of my Eligible Options?

Q20.                        What happens to the portion of my Eligible U.S. Option that I have already exercised?

Q21.                        What happens if the Internal Revenue Code changes again?

Questions about the Income Tax Act (Canada) and the Canadian Tax Consequences of the Offer

Please see the following sections of this Offering Memorandum for more information on Canadian taxation: Section 2, Purpose of the Offer, beginning on page 25 and Section 13, Material Canadian Federal and Provincial Tax Consequences, beginning on page 37. Please also see the following section of this Offering Memorandum for further details about the terms and conditions of the Offer: Section 1, Eligible Optionees; Eligible Options; the Proposed Amendment; Additional Considerations; the Amended Options; Expiration and Extension of the Offer, beginning on page 22.

Q22.                        What happens under the Income Tax Act (Canada) if options are granted at a discount?

Q23.                        What are the tax consequences to me under the Income Tax Act (Canada) if I do not accept the Offer?

Q24.	What are the tax consequences to me if I accept the Offer and amend the Eligible Portions of my Eligible Options?

Q25.	What happens to the portion of my Eligible Canadian Option that I have already exercised?

Q26.	What happens if the Income Tax Act (Canada) changes?

Questions about the Corrected Exercise Price

Q27.	Who sets the Corrected Exercise Price?

Q28.	If I elect to amend my Eligible Option, does the Corrected Exercise Price apply to all of the shares subject to my Eligible Option?

Q29.	If I elect to amend my Eligible Options, when can I exercise?

Q30.	Will Synopsys compensate me for the loss of the discount on my Eligible Options?

Questions about Deciding Whether to Participate in the Offer

Q31.	Am I required to participate in the Offer?

Q32.	If I accept the Offer, am I guaranteed that the Eligible Portion of my Eligible Options will not be subject to the adverse personal tax consequences under Section 409A?

Q33.	If I accept the Offer, am I guaranteed that the Eligible Portion of my Eligible Options will be eligible for preferential tax treatment under the Income Tax Act (Canada)?

Q34.

If I choose to participate in the Offer, am I required to amend the entire Eligible Portion of my Eligible Option? If I hold more than one Eligible Option, may I elect to amend only one of those Eligible Options?

Q35.	What happens if I hold an Eligible U.S. Option and I do not participate in the Offer?

Q36.	What happens if I hold an Eligible Canadian Option and I do not participate in the Offer?

Q37.	Will my decision about whether to participate or not in the Offer affect my eligibility to receive future equity awards from Synopsys?

Q38.	What does Synopsys think of the Offer?

Q39.	Can anyone at Synopsys help me decide whether I should participate in the Offer?

Q40.	What risks should I consider in deciding whether to participate in the Offer?

Q41.	How might stock price fluctuations in the future impact my decision?

Q42.	Where can I find more information about the Offer?

Questions about the Process of Making an Election Under the Offer

Q43.	If I am an Eligible Optionee, how do I make an election to participate in the Offer?

Q44.	If I am an Eligible Optionee but I do NOT want to amend my Eligible Options, do I need make an election?

Q45.	During what period of time may I make my election?

Q46.	How will I know if the period of time during which the Offer will remain open is extended?

Q47.	What happens if my service with Synopsys terminates prior to the Expiration Time?

Q48.	Can I change my election after I have submitted my election?

Q49.	Can I exercise my Eligible Options prior to the Expiration Time?

Q50.	Will Synopsys tell me if there is a problem with my election?

Q51.	How will I know if I have properly accepted the Offer?

Q52.	If I accept the Offer, when will my Eligible Options be amended?

Q53.	Is there any reason why my Eligible Options would not be amended if I make an election to accept the Offer?

Q2:                           Why is Synopsys making the Offer?

As reported in Synopsys’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on January 11, 2007, subsequent to the fourth quarter of fiscal 2005 Synopsys discovered an error in its option grant process relating to the documentation of grants solely with respect to non-executive stock option grants. As a result of this review, we identified 40 occasions during the Affected Period on which we used incorrect measurement dates for determining the accounting consequences of certain stock options, including 21 occasions during the period from January 8, 2001 to October 10, 2005 (the “Affected Period”) on which we used incorrect measurement dates for determining the accounting consequences of certain stock options granted to

Canadian employees.  As such, Synopsys has determined that these affected stock options were granted at a discount for both accounting and tax purposes, which we believe exposes the holders of these impacted stock option grants to potentially adverse tax treatment under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”) and prevents the holders of these impacted stock option grants from benefiting from preferential tax treatment under the Income Tax Act (Canada).

The Offer is being made to permit certain holders (the Eligible Optionees, as defined in Q7 below) of those affected options (the Eligible Options, as defined in Q5 below) to address the potential adverse personal tax consequences that apply to their Eligible Options under Section 409A and the Income Tax Act (Canada). By amending such options pursuant to this Offer, the Eligible Optionee should be able to avoid the application of such adverse federal tax treatment and, for certain holders, adverse state or provincial tax consequences. However, you should note that the application of Section 409A or the Income Tax Act (Canada) to the Amended Options (as defined in Q4 below) is not entirely free from doubt.

This Offer follows similar tender offers, launched by Synopsys in 2007, resulting from the same grant practices during the Affected Period.  This Offer provides a second chance to amend options to certain eligible optionees who declined to participate in the previous tender offers and this Offer also addresses two occasions of grants, dated November 19, 2002 and December 9, 2002, which had been inadvertently omitted from the previous tender offers.  Accordingly, this Offer is not resulting from new or different grant practices from what Synopsys has already disclosed.  Synopsys has already accounted for the additional historical compensation expense related to the discounted options issued during the Affected Period through the one-time adjustment, in the fourth quarter of 2007, as permitted by Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  After October 10, 2005, Synopsys no longer issued discounted options.

Q3.                            Why are Synopsys stock options treated as having been granted at a discount for purposes of Section 409A and the Income Tax Act (Canada)?

The discounted nature of your options arises from the process that Synopsys used from 1999 until late 2005 to grant employee options. This process was not used for executive officer options.

•                  Synopsys scheduled twelve weeks each year (one week per calendar month) in which Synopsys would grant stock options to employees who had been hired in the previous month or who were recommended to receive a performance grant.

•                  On the Friday of each such “grant week,” the price of the option was set.

•                  The grant date of the option was the day during the grant week on which the lowest closing price of Synopsys’ stock occurred.

•                  The grant paperwork was signed on the Friday of each grant week or if the required signers were not available, early the next week.

The process was established in order to consolidate all new hire and performance grants into aggregate monthly grants. In this way, Synopsys would not need to prepare grant paperwork with various grant dates for each and every new hire or promotional stock grant. However, because of this practice, a new employee could wait up to 30 days for his or her option to be granted. In a rising stock price environment, such an employee could receive a stock option with an exercise price higher, and sometimes significantly higher, than Synopsys’ stock price on the date of hire or promotion. In order to mitigate the impact to these employees, Synopsys determined that the grant date should be the day during the “grant week” on which the lowest closing price of Synopsys’ stock occurred.

However, this process created a discount equal to the difference between the accounting measurement date (generally Friday, when the lowest price of the grant week was known) and the lowest price of the grant week. In cases in which the lowest price during the grant week occurred on a Friday, such options are not considered discounted. The amount of this discount ranges between $0.465 and $4.325 per share.

Management changed this process in late 2005, and options granted since then have been granted on a fixed date each month, using the closing price on such date.

Q4.                            What is the Offer?

Synopsys is offering to amend the Eligible Portions of certain stock option grants that may be treated as discounted stock options so employees may (i) avoid adverse tax treatment under Section 409A, or (ii) claim an offsetting deduction in computing taxable income, equal to one-half of the taxable benefit received from the exercise of the Eligible Options, under the Income Tax Act (Canada), as applicable.  Specifically, Synopsys is offering to amend the Eligible Portion of each Eligible Option to increase the exercise price to the fair market value of Synopsys’ stock on the correct accounting measurement date for the Eligible Option (the “Corrected Exercise Price”), as set forth in Attachment A hereto.  Please note that the Offer described in this Offering Memorandum does not include the payment of a cash bonus or any other consideration to compensate participating Eligible Optionees for the increase in exercise price of their Eligible Options.

Except with respect to this increase in exercise price for the Eligible Portion, each Eligible Option that is amended pursuant to the Offer (as previously defined, the “Amended Option”) will have the same terms and conditions as it did prior to the amendment, including the same exercise and vesting schedule and expiration date and the terms of the applicable Plan under which it was granted.

Q5.                            Which Synopsys stock options are and are not subject to the Offer?

As previously described, certain option grants that we call “Eligible Options” were granted at a discount and it is these stock options that are the subject of the Offer. If you are an Eligible Optionee you should have received a personalized letter that identifies your Eligible Options. Please see Q7 for more information on your status as an Eligible Optionee. Eligible Options are those stock options that have each of the following characteristics:

•                  the options were granted to an Eligible Optionee on any of the dates set forth in Attachment A hereto under the Synopsys 1998 Non-Statutory Stock Option Plan (the “Plan”); and

•                  the options continue to have an exercise price per share that is less than the fair market value per share of the Synopsys common stock underlying the option on the option’s accounting measurement date.

Please note that if you hold Synopsys options granted on the dates other than those shown on Attachment A, such options are not considered discounted and therefore (i) are not subject to Section 409A or (ii) do qualify under the Income Tax Act (Canada) for preferential treatment, as applicable.

Stock options which have been previously amended in prior tender offers are not Eligible Options and will not be amended pursuant to the Offer.

If you have a question as to whether any option that you were granted is an Eligible Option, please see your individual materials delivered to you. If you have any questions regarding your election, or if you did not receive your email or personalized election form, please call Erika Varga McEnroe Monday through Friday at (650) 584-4241 during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time.

Q6.                            What is the Eligible Portion of my Eligible Option?

The Eligible Portion is the portion of an Eligible Option that remains outstanding and unexercised as of the Expiration Time, and, in the case of Eligible U.S. Options, only to the extent such portion of such option vested after, or is scheduled to vest after, December 31, 2004.  Only the Eligible Portion of an Eligible Option may be tendered in the Offer.

Q7.                            Am I an Eligible Optionee?

You are an Eligible Optionee if you were granted and continue to hold an Eligible Option and, as of the Expiration Time, you are (1) a current employee of Synopsys or an affiliate of Synopsys and (2) subject to taxation in the United States or Canada in respect of your Eligible Options.

If you are an Eligible Optionee, you should have received an email and a letter containing a personalized election form that provides you with information about how to elect to accept or reject this Offer.  If you believe that you are an Eligible Optionee and if you have not yet received your personalized materials, please call Erika Varga McEnroe Monday through Friday at (650) 584-4241 during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time.

Q8.                            If I live outside of the United States or Canada, may I participate in the Offer?

If you are an Eligible Optionee who is subject to taxation in the United States or Canada in respect of your Eligible Options, you may participate in the Offer regardless of where you live.

Q9.                            Does the Offer apply to shares of Synopsys common stock that I currently own?

No.  The Offer relates only to Eligible Options that are currently unexercised.

Q10.                     Does the Offer apply to shares I purchased through the Synopsys Employee Stock Purchase Plan?

No.  Neither the additional tax under Section 409A, nor the preferential tax treatment under the Income Tax Act (Canada), apply to the purchase of shares under the Synopsys Employee Stock Purchase Plan.  For this reason, the Offer does not apply to such shares.

Q11.                     Does the Offer apply to my out-of-the-money options?

The Eligible Options identified on your personalized election form are subject to the Offer, even if their existing exercise price currently exceeds the current stock price.

Q12.                     Will the vesting of my Eligible Options change if I participate in the Offer?

No.  Your Eligible Options, as amended by the Offer, will continue to be subject to the current vesting schedule.

Q13.                     Will the number of shares subject to my Eligible Options change if I participate in the Offer?

No.  The number of shares of our common stock subject to the Eligible Options will not change, except as the number may change in accordance with the terms of the applicable Plan in the event of any change in the capitalization of Synopsys between the time the Offer commences and the Expiration Time (such as a stock split).

Q14.                     Why am I receiving this Offering Memorandum? Why does this Offering Memorandum refer to the “tendering” of my Eligible Options? What does “tender” mean?

We are offering to amend the Eligible Options in a way that requires the consent of the Eligible Optionee. The SEC may take the position that we are offering a new option to you in exchange for your existing option, or to “tender” your Eligible Options to us and in exchange we will give you Amended Options. The SEC requires that if we are asking you to “tender” your Eligible Options, then we must make certain filings with the SEC and provide you with disclosures such as those contained in this Offering Memorandum. This Offering Memorandum contains the official terms and conditions of the Offer.

We will occasionally refer in this document to you “tendering” your Eligible Options for amendment, by which we mean that you will make your election to permit Synopsys to amend the Eligible Portions of your Eligible Options upon the expiration of the Offer.

Questions about Section 409A and the U.S. Tax Consequences of the Offer

Q15.                     What is Section 409A?

Effective January 1, 2005, Section 409A was added to the Code by the American Jobs Creation Act of 2004 (the “AJCA”) to address perceived abuses in certain forms of deferred compensation by restricting election and distribution alternatives. Under the AJCA, deferred compensation includes stock options with an exercise price that is less than the fair market value of the underlying common stock on the grant date to the extent such options were unvested as of December 31, 2004.

Q16.                     What happens if options are deemed to be deferred compensation under Section 409A?

As of the date of the Offer, the Internal Revenue Service (the “IRS”) has not issued final guidance regarding how to calculate the tax due on the deferred compensation associated with discounted stock options.  Based on currently available guidance provided by the IRS, we believe that the following adverse U.S. federal tax consequences apply to the Eligible Portions of the Eligible U.S. Options if they are not amended pursuant to the Offer:

•	In the year the Eligible Portion of the Eligible U.S. Option vests:

(i)

The Eligible U.S. Optionee will generally recognize taxable income in the tax years starting in 2005 when the Eligible Portion of the Eligible U.S. Option vests. The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares. While it is not clear when this income would be measured, as the IRS has not yet issued final guidance on this point, the amount of income will likely be based on the value of the shares on the vesting date or on December 31 of the year in which the option vests.

(ii)	The Eligible U.S. Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with vesting.

(iii)	The Eligible U.S. Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported.

(iv)	This taxation could occur even though the Eligible U.S. Option remains unexercised.

•	In the years between the date of vesting and the date of exercise:

(i)

The Eligible U.S. Optionee will generally recognize taxable income in the tax years between the date of vesting and the date of exercise. The amount of income recognized will likely be equal to the fair market value of the vested shares on December 31 of such tax year, less the exercise price payable for those shares and less any income previously recognized (e.g., income recognized upon vesting, as described above).

(ii)	The Eligible U.S. Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized on that December 31.

(iii)	The Eligible U.S. Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported.

(iv)	This taxation could occur even though the Eligible U.S. Option remains unexercised.

•	In the year the Eligible Portion of the Eligible U.S. Option is exercised:

(i)

The Eligible U.S. Optionee will generally recognize taxable income in the tax years after 2005 when the Eligible Portion of the Eligible U.S. Option is exercised. The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price paid and any income previously recognized (e.g., income recognized upon vesting and each December 31 thereafter, as described above).

(ii)	The Eligible U.S. Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with the paragraphs above.

(iii)	The Eligible U.S. Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported.

In addition, certain states have also adopted laws similar to Section 409A such that an Eligible U.S. Optionee may also incur additional taxes under such state law provisions with respect to the Eligible Portions of the Eligible U.S. Options based on the state in which he or she is subject to taxation.  For instance, California has adopted a provision similar to Section 409A that will likely result in an aggregate state and federal income tax rate of approximately 80% or more with regard to an Eligible U.S. Option for individuals subject to taxation in California.

You are strongly encouraged to consult with your personal tax advisors to confirm your individual state and federal tax exposure applicable to your Eligible U.S. Options. However, you should note that Synopsys must report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by an Eligible U.S. Optionee under Section 409A and other applicable tax laws in connection with the Eligible Portions of the Eligible U.S. Options that are not amended in the Offer.  You will be solely responsible for any income and excise taxes, penalties, and interest payable under Section 409A or otherwise.

Q17.                     What happens to the portions of my Eligible Options that were vested as of December 31, 2004?

Under the currently available guidance under Section 409A, stock options (or any portion of a stock option) that had vested as of December 31, 2004 are exempted, or “grandfathered,” from the adverse personal tax treatment under Section 409A. Therefore, these options are not eligible for the Offer and the exercise price of these options will not change, regardless of whether you accept the Offer or not.

Q18.                     What are the tax consequences to me under Section 409A if I do not accept the Offer?

Question 16 above describes the potential tax consequences applicable to Eligible U.S. Options under Section 409A. In addition, if you choose not to tender your Eligible U.S. Options, Synopsys must report to the IRS (and any applicable state or foreign taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by you under applicable tax law in connection with those Eligible U.S. Options that are not amended pursuant to the Offer.  You will be solely responsible for any taxes, penalties or interest you may incur under Section 409A or otherwise.

Please see Section 12 of this Offering Memorandum for more information on the material U.S. federal tax consequences of this Offer.

Q19.                     What are the tax consequences to me if I accept the Offer and amend the Eligible Portions of my Eligible Options?

Acceptance of Offer.  If you successfully tender your Eligible U.S. Options, we believe you will not recognize any taxable income for U.S. federal income tax purposes at the time of your tender.

Amendment of Option.  The amendment of your Eligible U.S. Option to increase the exercise price per share to the Corrected Exercise Price determined for that option is not a taxable event for U.S. federal income tax purposes.

Exercise of Amended Option.  Your Amended Option will be taxable as a non-statutory stock option for U.S. federal income tax purposes.  Accordingly, upon each exercise of such option, you will recognize immediate taxable income equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and Synopsys must collect the applicable withholding taxes with respect to such income.

Sale of Acquired Shares.  The subsequent sale of the shares acquired upon the exercise of your Amended Option will give rise to a capital gain to the extent the amount realized upon that sale exceeds the sum of the (i) exercise price paid for the shares plus (ii) the taxable income recognized in connection with the exercise of the option for those shares.  A capital loss will result to the extent the amount realized upon such sale is less than such sum.  The gain or loss will be long-term if the shares are not sold until more than one year after the date the Amended Option is exercised for those shares.

We believe that by amending Eligible U.S. Options pursuant to the Offer, an Eligible U.S. Optionee will not be subject to adverse taxation under Section 409A on the Amended Options.  However, you should note that the application of Section 409A to the Eligible U.S. Options, as amended pursuant to this Offer, is not entirely free from doubt.  You are strongly encouraged to consult with your personal tax advisors regarding the tax treatment of your Eligible U.S. Options and the consequences of participation in this Offer.

Please see Section 12 of this Offering Memorandum for more information on the material U.S. federal income tax consequences of this Offer.

Q20.                     What happens to the portion of my Eligible U.S. Option that I have already exercised?

Pursuant to the transitional relief and proposed regulations provided under Section 409A, if you exercised your Eligible Option (or portion thereof) on or prior to December 31, 2005, that exercised portion should not be subject to the adverse personal tax consequences under Section 409A.

However, if you exercised your Eligible Options (or portion thereof) during calendar year 2006 or 2007, or in 2008 prior to September 11, 2008, no similar transitional relief has been expressly provided by the Internal Revenue Service. The exercised Eligible Options (or portion thereof) will be subject to adverse personal tax consequences under Section 409A (and similar state tax laws). On February 8, 2007, the IRS issued Announcement 2007-18, which permitted employers to settle federal taxes due under Section 409A with respect to options exercised in 2006 on behalf of their employees. On February 21, 2007, Synopsys applied to the IRS to participate in such program. On March 8, 2007, the California Franchise Tax Board (“FTB”) issued Instructions for FTB Notice 2007-1, which permitted employers to settle California taxes due under the California equivalent of Section 409A (California Revenue & Taxation Code Section 17501) with respect to options exercised in 2006 on behalf of their employees. On March 12, 2007, Synopsys applied to the FTB to participate in such program.

Accordingly, Synopsys made a payment to the appropriate taxing authorities in 2007 of the amounts due under Section 409A (and equivalent California provisions) for employees who exercised certain discounted options in 2006. The payment of the tax constituted taxable income to these employees in 2007. Synopsys paid the federal and state income taxes on such payment on behalf of such employees, based on the maximum federal and state tax rates provided by applicable law, as well as any employment taxes due.

The federal and California state programs described above were not applicable for exercises of discounted options that occurred in 2007. Therefore, for discounted options exercised in 2007, Synopsys made a special payment to certain holders of such options in an amount equal to the 409A taxes due on such exercises as well as an amount to cover federal and state (if applicable) income taxes on this special payment. Similarly, and regardless of whether you participate in the Offer, for exercises of discounted options that occurred in 2008 up to and including September 11, 2008, for option grants dated November 19, 2002 and December 9, 2002, Synopsys will make a special payment to certain holders of such options in an amount equal to the 409A taxes due on such exercises as well as an amount to cover federal and state (if applicable) income taxes on this special payment.

You should consult with your personal financial, tax and legal advisors with regard to the impact of Section 409A (and applicable state tax laws) on your previously exercised options.

You may exercise your Eligible Options during the term of the Offer, provided that the exercise complies with the existing terms of your Eligible Options, the Synopsys Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are not permitted. However, any election you have made to accept the Offer as to the exercised options will be null and void AND THEY WILL NO LONGER BE ELIGIBLE OPTIONS.

If any portion of the Eligible Portion of any Eligible Option is exercised prior to the Expiration Time and therefore not amended pursuant to the Offer, Synopsys believes that the potential adverse personal tax consequences under Section 409A (and similar state tax laws) will apply to the Eligible Portion of any Eligible Option that is exercised prior to the Expiration Time and therefore not amended pursuant to the Offer, and you will be solely responsible for any taxes, penalties, and interest payable under Section 409A and related state tax laws resulting from any decision not to accept our offer to amend your Eligible Options, including as a result of any exercises of Eligible Options.

Q21.                     What happens if the Internal Revenue Code changes again?

Although we believe that the Offer gives our Eligible Optionees an opportunity to avoid certain penalties and other adverse personal tax consequences under Section 409A in light of current guidance, we cannot guarantee that future guidance, or other changes to Section 409A will not affect the tax treatment of your Eligible Options in the future.

We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

Questions about Canadian Taxation and the Canadian Tax Consequences of the Offer

Q22.                     What happens under the Income Tax Act (Canada) if options are granted at a discount?

When an option holder exercises an option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be a taxable employment benefit to the option holder. Subject to the possible availability of an election to defer recognition of the benefit that is beyond the scope of this document, this taxable benefit is included in the employee’s income and is subject to federal and provincial income tax in Canada in the year in which the option is exercised. However, the employee may be entitled to claim an offsetting deduction in computing taxable income, equal to one-half of the taxable benefit, provided that the amount paid by the employee to acquire the shares is not less than the fair market value of the shares at the time at which the option was granted.  If options were granted at a discount, then the amount paid by the employee to acquire the share will be less than the fair market value of the shares at the time at which the option was granted, and therefore the employee may not claim the offsetting deduction in computing taxable income.

You should consult with your personal financial, tax and legal advisors with regard to the impact of discounted options under the Income Tax Act (Canada). Synopsys will report to the Canada Revenue Agency (and any applicable provincial taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by you under the Income Tax Act (Canada) in connection with the Eligible Portion of those Eligible Options that are not amended in the Offer, as provided by applicable law.  You will be solely responsible for any taxes, penalties, and interest payable under the Income Tax Act (Canada) and related provincial tax laws resulting from any decision not to accept our offer to amend your Eligible Options, including as a result of any exercises of Eligible Options.

Q23.                     What are the tax consequences to me under the Income Tax Act (Canada) if I do not accept the Offer?

If you do not accept the Offer as to your Eligible Options, we believe you will not be entitled to claim an offsetting deduction in computing taxable income of up to 50% of the taxable benefit resulting from the exercise of an Eligible Option.  You should consult with your personal financial, tax and legal advisors with regard to the impact of discounted options.  You will be solely responsible for any taxes, penalties, and interest payable under the Income Tax Act (Canada) resulting from any decision not to accept our offer to amend your Eligible Options, including as a result of any exercises of Eligible Options. Synopsys will be required to report the taxable benefit from the exercise of these options as not eligible for a deduction of up to 50% on your annual Statement of Remuneration Paid (Form T4) and will likely be required to increase income tax withholding in respect of  the exercise of the option.

Q24.                     What are the tax consequences to me if I accept the Offer and amend the Eligible Portions of my Eligible Options?

If you accept the Offer to amend the Eligible Portions of your Eligible Options, we believe the amendment of your Eligible Options should not be a taxable event under the Income Tax Act (Canada). We believe that we have complied in good faith with available guidance with respect to offering to amend Eligible Options pursuant to the Offer to enable you to obtain preferential tax treatment.  However, there is a small risk that the amendment of your options could be considered to be a taxable disposition of your options for Canadian tax purposes resulting in a taxable event and an inability to claim an offsetting deduction from the resulting taxable benefit and you are strongly encouraged to consult with your personal tax, financial and legal advisors to determine whether or not to accept the Offer.

Q25.                     What happens to the portion of my Eligible Canadian Option that I have already exercised?

For those employees who expect to claim a deduction for 2008 taxes for exercises prior to September 11, 2008 (or for employees who are ineligible for the tender offer because they have terminated employment prior to the Expiration Time, for all exercises made in 2008), Synopsys will reimburse employees for the additional tax owed as a result of not being eligible to claim the deduction.

The payment of these taxes by Synopsys or Synopsys Canada will constitute taxable income to these employees in the year paid. Synopsys will pay federal and provincial income taxes due on this payment on behalf of these employees, based on the maximum tax rates provided by applicable law, as well as any employer taxes due.

You should consult with your personal financial, tax and legal advisors with regard to the impact of discounted options on your previously paid taxes.

You may exercise your Eligible Options during the term of the Offer, provided that the exercise complies with the existing terms of your Eligible Options, the Synopsys Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are not permitted. However, any election you have made to accept the Offer as to the exercised options will be null and void AND THEY WILL NO LONGER BE ELIGIBLE OPTIONS.

If any portion of the Eligible Portion of any Eligible Option is exercised prior to the Expiration Time and therefore not amended pursuant to the Offer, Synopsys believes that you will not be able to claim an offsetting deduction in computing taxable income, equal to one-half of the taxable benefit received from the exercise of the Eligible Options and you will be solely responsible for any taxes, penalties, and interest payable under the Income Tax Act (Canada) resulting from any decision not to accept our offer to amend your Eligible Option, including as a result of any exercises of Eligible Options.

Q26.                     What happens if the Income Tax Act (Canada) changes?

Although we believe that the Offer gives our Eligible Optionees an opportunity to take advantage of preferential tax treatment under the Income Tax Act (Canada) in light of current guidance, we cannot guarantee that future guidance or changes to the Income Tax Act (Canada) will not affect the tax treatment of your Eligible Options in the future.

We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

Questions about the Corrected Exercise Price

Q27.                     Who sets the Corrected Exercise Price?

As described in Q3 above, Synopsys’ prior option grant process assigned the lowest closing price of Synopsys stock during each grant week as the exercise price. Because this price was not known until the Friday of the grant week, the correct grant or “measurement date” for accounting purposes was generally the Friday of each grant week. In all cases, the Corrected Exercise Price is the closing stock price on the date that has been determined to be the correct grant or “measurement date” for accounting purposes. The price is higher than your original grant price. The amount of this increase ranges from U.S. $0.465 and $4.325 per share, as adjusted for the 2:1 stock split on September 23, 2003.

Q28.                     If I elect to amend my Eligible Option, does the applicable Corrected Exercise Price apply to all of the shares subject to that Eligible Option?

No. The Corrected Exercise Price applies only to the shares subject to the Eligible Portion of an Eligible Option that is amended pursuant to the Offer.

Q29.                     If I elect to amend my Eligible Options, when can I exercise?

If you have properly accepted the Offer, Synopsys will amend the Eligible Portions of your Eligible Options, effective as of the Expiration Time (such date, the “Amendment Date”) to reflect the Corrected Exercise Price.  If you want the amendment to be effective, you must not exercise the Eligible Portions of your Eligible Options prior to the Amendment Date.  Please note that, due to the complexity of amending your Eligible Options in our stock database, your Eligible Options may not be available for exercise for up to 8 business days following the Expiration Time. Any exercise of your stock options must comply with the Synopsys Insider Trading Policy. In addition, you may not exercise your unvested stock options.

Q30.                     Will Synopsys compensate me for the loss of the discount on my Eligible Options?

The Offer contains only an offer to increase the exercise price of the Eligible Portion of your Eligible Options in order for these options (i) to avoid adverse federal tax treatment under Section 409A, or (ii) to be eligible for preferential tax treatment under the Income Tax Act (Canada), as applicable. There is no compensation or other consideration that is offered as part of the Offer.

Questions about Deciding Whether to Participate in the Offer

Q31.                     Am I required to participate in the Offer?

No. Participation in the Offer is voluntary and you are not required to amend your Eligible Options. However, the Offer is the last opportunity to amend your Eligible Options. Synopsys is not considering making any additional tender offers or providing Eligible Optionees with additional opportunities to amend their Eligible Options to enable these options to be exempt from Section 409A and to be eligible for preferential tax treatment.

Q32.                     If I accept the Offer, am I guaranteed that the Eligible Portion of my Eligible Options will not be subject to the adverse personal tax consequences under Section 409A?

No.  At this time there is relatively limited guidance as to how Section 409A applies to Eligible Options, including Eligible Options that are amended pursuant to the Offer. We believe that the Offer complies in good faith with available guidance to avoid the potentially adverse personal tax consequences of Section 409A and applicable state laws of similar effect.

Please see Section 12 of this Offering Memorandum, Material U.S. Federal Income Tax Consequences, beginning on page 35 for more detailed information regarding potential tax consequences of the Offer.

                                                We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

Q33.                     If I accept the Offer, am I guaranteed that the Eligible Portion of my Eligible Options will eligible for preferential tax treatment under the Income Tax Act (Canada)?

No. We believe that the Offer complies in good faith with available guidance to enable these options to be eligible for preferential tax treatment.

Please see Section 13 of this Offering Memorandum, Material Canadian Federal and Provincial Tax Consequences, beginning on page 37 for more detailed information regarding potential tax consequences of the Offer.

Q34.                     If I choose to participate in the Offer, am I required to amend the entire Eligible Portion of my Eligible Option? If I hold more than one Eligible Option, may I elect to amend only one of those Eligible Options?

If you tender an Eligible Option for amendment, you must tender the entire Eligible Portion of that Eligible Option. If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all of your Eligible Options. You may not tender less than all of your Eligible Options.

Q35.                     What happens if I hold an Eligible U.S. Option and I do not participate in the Offer?

If you do not elect to participate in the Offer then Synopsys will not amend any of your Eligible Options to reflect the new applicable Corrected Exercise Prices.

In such a case, you should be aware that Synopsys will treat your Eligible Options not amended pursuant to the Offer as subject to the adverse personal tax consequences under Section 409A (and state tax laws of similar effect) and you will be solely responsible for any taxes, penalties, and interest payable under Section 409A and related state tax laws resulting from any decision not to accept our offer to amend your Eligible Options, including but not limited to as a result of any exercises of Eligible Options. See Section 12 of this Offering Memorandum, Material U.S. Federal Income Tax Consequences, beginning on page 35 for more detailed information regarding the tax consequences of not participating in the Offer.

Q36.                     What happens if I hold an Eligible Canadian Option and I do not participate in the Offer?

If you do not elect to participate in the Offer then Synopsys will not amend any of your Eligible Options to reflect the new applicable Corrected Exercise Prices.

In such a case, you should be aware that Synopsys will treat your Eligible Options not amended pursuant to the Offer as ineligible for preferential tax treatment. See Section 13 of this Offering Memorandum, Material Canadian Federal and Provincial Tax Consequences, beginning on page 37 for more detailed information regarding the tax consequences of not participating in the Offer.

Q37.                     Will my decision about whether to participate or not in the Offer affect my eligibility to receive future equity awards from Synopsys?

No. Your decision to accept or reject the Offer will have no effect on your eligibility to receive additional option grants or other equity awards in the future from Synopsys. Any additional equity awards granted to Eligible Optionees in the future will be made in the sole discretion of Synopsys without regard to an Eligible Optionee’s decision to accept or reject the Offer.

Q38.                     What does Synopsys think of the Offer?

Although our Board of Directors has approved the Offer, neither Synopsys nor our Board of Directors makes any recommendation as to whether you should participate in the Offer. You must make your own decision as to whether to accept the Offer and amend the Eligible Portions of your Eligible Options. You should carefully review this Offering Memorandum, all of the Exhibits to the Schedule TO available at www.sec.gov and the Attachments hereto in their entirety before deciding whether to elect to participate in the Offer.  We strongly recommend that you consult with your personal financial, tax, and legal advisors to determine whether to accept or decline the Offer.

Q39.                     Can anyone at Synopsys help me decide whether I should participate in the Offer?

We have not authorized any person to make any recommendation on our behalf as to whether you should amend your Eligible Options pursuant to the Offer. We have not authorized anyone to give you any information or to make any representation in connection with the Offer other than certain Synopsys employees, who may only assist you in submitting your election, and the information and representations contained in this Offering Memorandum, the Attachments and the Exhibits to the Schedule TO available at www.sec.gov. If anyone at Synopsys makes any such recommendation or representation to you or gives you any such information, you may not rely upon that recommendation, representation or information as having been authorized by Synopsys.  We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the Offer.

Q40.                     What risks should I consider in deciding whether to participate in the Offer?

In amending your Eligible Options, you should carefully consider the risks that are part of our business and financial condition, as well as certain tax risks, which are described beginning on page 1 of this Offering Memorandum.

Q41.                     How might stock price fluctuations in the future impact my decision?

While we believe that the Offer should allow (i) Eligible U.S. Optionees to avoid adverse taxation under Section 409A and (ii) Eligible Canadian Optionees to take advantage of preferential tax treatment under Income Tax Act (Canada), we cannot guarantee that Eligible Optionees will ultimately be better off by holding options with the Corrected Exercise Prices than they would by not participating in the Offer, exercising at the original exercise price, and paying the resulting taxes without claiming a deduction.  We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the consequences of accepting or rejecting the Offer.

Q42.                     Where can I find more information about the Offer?

The complete terms and conditions of the Offer are set forth in this Offering Memorandum, including the Exhibits to the Schedule TO available at www.sec.gov and the Attachments hereto. You should carefully read this Offering Memorandum in its entirety to learn about the Offer. In addition, if you are an Eligible U.S. Optionee, you may attend employee meetings on September 18, 2008 and September 23, 2008, and if you are an Eligible Canadian Optionee, you may attend an employee meeting on September 24, 2008.  Further information about those meetings can be found in the materials provided to you. You may also call Erika Varga McEnroe, our Associate General Counsel, Monday through Friday at (650) 584-4241 during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time.

Questions about the Process of Making an Election Under the Offer

Q43.                     If I am an Eligible Optionee, how do I make an election to participate in the Offer?

If you are an Eligible Optionee, you should have received personalized materials in substantially the form of Attachment D hereto that describes your Eligible Options (including the Eligible Portions thereof) and gives you instructions on how to make an election. If you believe you may be an Eligible Optionee and have not yet received your personalized materials, please call Erika Varga McEnroe Monday through Friday at (650) 584-4241 during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time.

Whether you wish to accept the Offer or not, you must make your election with respect to your Eligible Options. Your election must be made in accordance with the instructions delivered to you. You must fax your election to Shareholder Services at (650) 548-  4484.  Your election must be received by 11:59 p.m., Eastern Time, on Thursday, October 9, 2008 (or a later termination date if we extend the Offer). Any election not received by the Expiration Time will be disregarded.

Please print and keep a copy of your Election Confirmation email generated after you make your election for your records.

Q44.                     If I am an Eligible Optionee but I do NOT want to amend my Eligible Options, do I need to make an election?

All Eligible Optionees should make an election whether to accept the Offer or not. However, if you do not elect to amend your Eligible Options by the Expiration Time, you will be deemed to have made an election to keep your Eligible Options.  In such a case, Synopsys believes that (i) the adverse personal tax consequences under Section 409A (and similar state tax laws) would apply to your Eligible U.S. Options, and you will be solely responsible for any taxes, penalties, and interest payable under Section 409A and related state tax laws resulting from any decision not to accept our offer to amend your Eligible U.S. Options, and (ii) you will not be able to claim an offsetting deduction in computing taxable income, equal to one-half of the taxable benefit received from the exercise of your Eligible Canadian Options, and you will be solely responsible for any taxes, penalties, and interest payable under the Income Tax Act (Canada) resulting from any decision not to accept our offer to amend your Eligible Canadian Options.

Q45.                     During what period of time may I make my election?

The Offer, and your right to tender or not to tender your Eligible Option for amendment, and your right to withdraw or change any previous election to tender or not to tender your Eligible Option for amendment, expires at 11:59 p.m., Eastern Time, on Thursday, October 9, 2008, unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open.

If we extend the period of time during which the Offer will remain open, the term “Expiration Time” will refer to the latest time and date at which the Offer expires. Your election (and any changes thereto) must be received before the extended Expiration Time.  If your election is not received before the Expiration Time, you will not be able to amend your Eligible Option.

Q46.                     How will I know if the period of time during which the Offer will remain open is extended?

If we extend the length of time during which the Offer is open, we will issue an announcement no later than 11:59 p.m., Eastern Time, on Thursday, October 9, 2008.  Any announcement relating to the Offer will be sent promptly to all Eligible Optionees in a manner reasonably designed to inform Eligible Optionees of the change, which may include an email communication from Synopsys.

Q47.                     What happens if my service with Synopsys terminates prior to the Expiration Time?

If your service to us terminates prior to the Expiration Time, you will no longer be an Eligible Optionee and no longer eligible to participate in the Offer.  Accordingly, the exercise price of your Eligible Options will not be amended.  However, for employees who received Eligible Options granted on November 19, 2002 or December 9, 2002 and whose services with Synopsys terminate prior to the Expiration Time, Synopsys will pay the incremental income taxes associated with (i) adverse tax treatment under Section 409A, or (ii) the loss of the deduction under the Income Tax Act (Canada), as applicable, for any such Eligible Option granted on November 19, 2002 or December 9, 2002 that was exercised in 2008.

Q48.                     Can I change my election after I have submitted my election?

You may change your previously submitted election at any time prior to the Expiration Time. You may change your previously submitted election more than once. To submit a change to your election during the Offer, you must submit a new election via fax to Shareholder Services at (650) 584-4484. You should print and retain a copy of your Election Confirmation email for your records.

Q49.                     Can I exercise my Eligible Options prior to the Expiration Time?

You may exercise your Eligible Options during the term of the Offer, provided that the exercise complies with the existing terms of your Eligible Options, the Synopsys Insider Trading Policy and any interim blackout periods during which cashless exercises and sales to cover are not permitted. However, any election you have made to accept the Offer as to the exercised options will be null and void.

If any portion of the Eligible Portion of any Eligible Option is exercised prior to the Expiration Time and therefore not amended pursuant to the Offer, (i) Synopsys believes that the potential adverse personal tax consequences under Section 409A (and similar state tax laws) will apply to the Eligible Portion of any Eligible Option that is exercised prior to the Expiration Time and therefore not amended pursuant to the Offer, and you will be solely responsible for any taxes, penalties, and interest payable under Section 409A and related state tax laws resulting from any decision not to accept our offer to amend your Eligible Options, including as a result of any exercises of Eligible Options; and (ii) you will not be able to claim an offsetting deduction in computing taxable income, equal to one-half of the taxable benefit received from the exercise of the Eligible Options and you will be solely responsible for any taxes, penalties, and interest payable under the Income Tax Act (Canada) resulting from any decision not to accept our offer to amend your Eligible Option, including as a result of any exercises of Eligible Options.

Q50.                     Will Synopsys tell me if there is a problem with my election?

If you have properly submitted your election, you will receive an Election Confirmation email. If you do not receive the Election Confirmation email, please call Erika Varga McEnroe Monday through Friday at (650) 584-4241 during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time. Please note that Synopsys is not obligated to give you notice of any problems with your election and no one will be liable for failing to give notice of any defects or irregularities.

Q51.                     How will I know if I have properly accepted the Offer?

You will receive an Election Confirmation email confirming your election after you make or change your election. You will receive a Final Election Confirmation email within 5 business days after the Expiration Time. If you do not see or receive these communications, please promptly call Erika Varga McEnroe Monday through Friday at (650) 584-4241 during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time. Synopsys will determine, in its discretion, all questions as to the form and validity, including time of receipt, of documentation related to the Offer. Our determinations regarding these matters will be final and binding.

Q52.                     If I accept the Offer, when will my Eligible Options be amended?

Unless we amend or terminate the Offer in accordance with its terms, Synopsys will amend the Eligible Portion of those Eligible Options as to which you properly made a valid election (and did not validly revoke that election), effective as of the Amendment Date, to reflect the applicable Corrected Exercise Price. Please note that, due to the complexity of amending your Eligible Options in our stock database, your Amended Options may not be available for exercise for up to 8 business days following the Expiration Time.

Q53.                     Is there any reason why my Eligible Options would not be amended if I make an election to accept the Offer?

The Offer is subject to the terms and conditions described in this Offering Memorandum. We will only accept elections as to the Eligible Portions of the Eligible Options that are properly submitted for amendment and not validly withdrawn in accordance with Sections 4 and 5 of this Offering Memorandum before the Expiration Time. We may, however, reject any or all elections to the extent that we determine they were not properly submitted, to the extent that we determine it is unlawful to accept the Eligible Options tendered for amendment or to the extent certain conditions described in this Offering Memorandum exist which in our reasonable judgment makes it inadvisable to proceed with the Offer. See Sections 6 and 7 of this Offering Memorandum.

OFFER TO AMEND ELIGIBLE OPTIONS
INTRODUCTION
THE OFFER

1.                                    ELIGIBLE OPTIONEES; ELIGIBLE OPTIONS; THE PROPOSED AMENDMENT; ADDITIONAL CONSIDERATIONS; THE AMENDED OPTIONS; EXPIRATION AND EXTENSION OF THE OFFER.

Synopsys, Inc. (“Synopsys”) is offering certain optionees the opportunity to amend certain portions of certain options to purchase Synopsys common stock that were granted under Synopsys, Inc.’s 1998 Non-Statutory Stock Option Plan ( the “Plan”), to increase the exercise price of these options in a manner that Synopsys believes will eliminate the potential adverse personal tax consequences that may apply to these stock options under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Income Tax Act (Canada). As described in this Section 1 of the Offer to Amend Eligible Options (the “Offering Memorandum”), Synopsys is offering to amend each Eligible Option (as defined herein) to reflect the “Corrected Exercise Price” (i.e., the fair market value of the common stock on the “measurement date” that was determined for accounting purposes as applicable to the Eligible Portion (as defined herein)). The other material terms and conditions of the Eligible Option (as amended pursuant to the Offer, the “Amended Option”), including any current vesting schedule, will not be affected by the Offer.  Please note that the Offer described in this Offering Memorandum does not include the payment of a cash bonus or any other consideration to compensate participating Eligible Optionees for the increase in exercise price of their Eligible Options.

We are making the Offer on the terms and subject to the conditions described in this Offering Memorandum, as they may be amended from time to time, and these terms and conditions constitute the “Offer.” The Offer is not conditioned upon the acceptance of the Offer by a minimum number of optionees or the tender of elections to amend options covering a minimum number of shares.

This Offer follows similar tender offers, launched by Synopsys in 2007, resulting from the same grant practices between January 8, 2001 and October 10, 2005 (the “Affected Period”).  This Offer provides a second chance to amend options to certain eligible optionees who declined to participate in the previous tender offers and this Offer also addresses two occasions of grants, dated November 19, 2002 and December 9, 2002, which had been inadvertently omitted from the previous tender offers.  Accordingly, this Offer is not resulting from new or different grant practices from what Synopsys has already disclosed.  Synopsys has already accounted for the additional historical compensation expense related to the discounted options issued during the Affected Period through the one-time adjustment, in the fourth quarter of 2007, as permitted by Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  After October 10, 2005, Synopsys no longer issued discounted options.

Eligible Optionees

All individuals who were granted and continue to hold an Eligible Option (as defined below) and who, as of 11:59 p.m., Eastern Time, on Thursday, October 9, 2008 (the “Expiration Time”), are (1) current employees of Synopsys or an affiliate of Synopsys and (2) subject to taxation with respect to their Eligible Options in the United States (“Eligible U.S. Optionees”) or in Canada (“Eligible Canadian Optionees”) may participate in the Offer (together, the “Eligible Optionees”).  Only Eligible Optionees may participate in the Offer.

None of our members of our Board of Directors (the “Board”) is eligible to participate in the Offer. Each current executive officer is eligible to participate in the Offer with respect to an Eligible Option only to the extent that such executive officer was not an executive officer on the applicable original grant date.

Eligible Options

The “Eligible Options” subject to the Offer are the stock options that have each of the following characteristics:

•                  the options were granted to an Eligible Optionee under the Plan;

•                  the options were granted on any of the dates set forth in Attachment A hereto;

•                  the options continue to have an exercise price per share that is less than the fair market value per share of the Synopsys common stock underlying the option on the option’s grant date;

•                  the options are still outstanding and unexercised as of the Expiration Time; and

•                  the options are beneficially owned as of the Expiration Time by current employees of Synopsys or a Synopsys affiliate that are subject to taxation with respect to such options in the United States (“Eligible U.S. Options”) or in Canada (“Eligible Canadian Options”);

If you have a question as to whether any option that was granted to you during the Affected Period is an Eligible Option, please see the personalized materials made available to you by Synopsys.  If you have questions regarding your election, or you did not receive your personalized materials allowing you to elect or reject the Offer, please call Erika Varga McEnroe Monday through Friday at (650) 584-4241 during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time.

Only certain portions of an Eligible Option may be amended under the Offer. The portion of an Eligible Option that is eligible to be amended under the Offer (the “Eligible Portion”) is the portion of an Eligible Option still outstanding and unexercised as of the Expiration Time and, in the case of Eligible U.S. Options, only to the extent such portion of such option vested after, or is scheduled to vest after, December 31, 2004.

Please note that the portions of Eligible Options that (A) have already been exercised as of the Expiration Time, (B) have expired or otherwise been cancelled as of the Expiration Time, (C) are beneficially owned by someone other than the Eligible Optionee or, (D) in the case of an Eligible U.S. Option, that vested prior to January 1, 2005 are not eligible for the Offer (the “Ineligible Portion”). Any amendment of the Eligible Portions of your Eligible Options will not affect the Ineligible Portion of your Eligible Options.

If you are an Eligible Optionee, you should have received an email and a letter containing personalized materials in substantially the form of Attachment D hereto that describes your Eligible Options (including the Eligible Portions thereof). If you believe that you are an Eligible Optionee and you have not yet received your personalized materials, please call Erika Varga McEnroe Monday through Friday at (650) 584-4241 during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time.

As of September 6, 2008, options to purchase 15,508,763 shares of Synopsys common stock were outstanding under the Plan with exercise prices of between U.S. $14.65 and $37.11. Of these options, the Eligible Portions of the Eligible Options cover an aggregate of 88,156 shares of our common stock. As of September 6, 2008, the shares of common stock issuable upon the exercise of the Eligible Portions of the Eligible Options represent approximately 0.57% of the total shares of common stock issuable upon exercise of all options outstanding under the Plan and approximately 0.061% of the total outstanding shares of Synopsys’ common stock.

The Proposed Amendment

The Offer is an offer to amend your Eligible Options to increase the original exercise price of the Eligible Portions to the applicable Corrected Exercise Price. The Corrected Exercise Price is the fair market value of our stock on the correct accounting measurement date for your Eligible Options. The table in Attachment A hereto sets forth the original date of grant, the original exercise price and the Corrected Exercise Price for the Eligible Options. In determining the fair market value of our common stock on a given date, we use the closing price of our common stock on the NASDAQ Global Select Market, previously the Nasdaq National Market (“NASDAQ”).  Accordingly, the Corrected Exercise Prices in the table in Attachment A hereto is equal to the closing price of our common stock on NASDAQ on the applicable accounting measurement date for the Eligible Options. The Corrected Exercise Prices are between U.S. $0.465 and $4.325 higher than the original exercise prices, depending on the date of grant.

Amended Options will have the same material terms and conditions as prior to the amendment, including the same vesting schedule and expiration date, except that the Eligible Portions of the Amended Option will have a new exercise price and a rectified date of grant.  Please note that the Offer described in this Offering Memorandum does not include the payment of a cash bonus or any other consideration to compensate participating Eligible Optionees for the increase in exercise price of their Eligible Options.

You are not required to tender your Eligible Options for amendment. If you elect to tender the Eligible Portion of your Eligible Option, you must tender the entire Eligible Portion of such Eligible Option. If you hold more than one Eligible Option and you wish to participate in the Offer, you must tender all of your Eligible Options. You may not tender less than all of your Eligible Options. You may not tender stock options that are not Eligible Options. If you hold more than one Synopsys stock option, you may hold both Eligible Options and options that are not affected by Section 409A or the Income Tax Act (Canada).  Your personalized election form that was delivered to you by Synopsys will identify which of your stock options is an Eligible Option for purposes of the Offer.

Additional Considerations

In deciding whether to accept the Offer to amend your Eligible Options to reflect the applicable Corrected Exercise Price, you should know that Synopsys continually evaluates and explores strategic opportunities as they arise, including business combination transactions, strategic partnerships, capital infusions, and the purchase or sale of assets. At any given time, we may be engaged in discussions or negotiations with respect to various corporate transactions. We also grant options in the ordinary course of business to our current and new employees, including our executive officers. Our employees, including our executive officers, from time to time acquire or dispose of our securities. In the ordinary course of business, Synopsys considers strategic transactions, including business combinations.

The Amended Options

Unless we amend or terminate the Offer in accordance with its terms, Synopsys will amend the Eligible Options as to which participating Eligible Optionees properly made a valid election (and did not validly revoke that election), effective as of the Expiration Time (such date, the “Amendment Date,” is currently expected to be Thursday, October 9, 2008) to reflect the applicable Corrected Exercise Prices of the Eligible Portions.

The amendment of the Eligible Portion of an Eligible Option pursuant to the Offer will not affect the terms and conditions of the Eligible Portion, other than as to the exercise price, and will not affect the Ineligible Portion of the Eligible Option. Each Amended Option will continue to be subject to the same vesting schedule as in effect prior to the amendment pursuant to the Offer. The number of shares of our common stock subject to each Amended Option will be equal to the number of shares of our common stock subject to the Eligible Option prior to the amendment (except as such number may be adjusted in the event of certain corporate changes as currently provided in the Plan).

Each Amended Option (including the Ineligible Portion, if any) will continue to be subject to the terms and conditions of the Plan. The terms of the Plan permit us to amend outstanding options with the written consent of the optionholder. The Plan is administered by our Board and a committee appointed by the Board to administer the Plan (specifically, the Compensation Committee). All shares of common stock issuable upon exercise of options under the Plan, including the shares that will be issuable upon exercise of the Amended Options, have been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), on one or more Registration Statements on Form S-8 filed with the SEC. The preceding description of the Plan is a summary and is not complete. Additional information about the Plan may be found in the Plan, which is filed as an Exhibit to the Schedule TO available at www.sec.gov and are incorporated herein by reference, and in the S-8 Registration Statements and the related Prospectus prepared in connection with the Plan. Please send an email to stock@synopsys.com to request copies of the Plan and the related Prospectus. Copies will be provided promptly and at our expense. You should carefully review the current terms of your Eligible Options, as well as the Plan and Plan Prospectus.

Please note, however, that the Offer is subject to the terms and conditions described in this Offering Memorandum. As further described in Section 6 below, we will only accept elections as to the Eligible Portions of the Eligible Options that are properly submitted for amendment and not validly withdrawn (in accordance with

Sections 4 and 5 below) before the Expiration Time. We may, however, reject an election to the extent that we determine it was not properly submitted, to the extent that we determine it is unlawful to accept the Eligible Option tendered for amendment or to the extent certain conditions described in this Offering Memorandum exist which in our reasonable judgment make it inadvisable to proceed with the Offer. See Sections 6 and 7 below.

Expiration and Extension of the Offer

The Offer, your right to tender or not to tender your Eligible Options for amendment, and your right to withdraw or change any previous election to tender or not to tender your Eligible Options for amendment, expire at 11:59 p.m., Eastern Time, on Thursday, October 9, 2008, unless and until we, in our discretion or as required, extend the period of time during which the Offer will remain open. Whether you wish to accept the Offer or not, your election must be received, via fax to Shareholder Services at (650) 584-4484, before the Expiration Time. Any prior election that is not changed before the Expiration Time will be irrevocable after that time.

If we extend the period of time during which the Offer will remain open, the term “Expiration Time” will refer to the latest time and date at which the Offer expires and we must receive the required election documents before the extended Expiration Time. Section 14 of this Offering Memorandum describes our rights to extend, terminate and amend the Offer.

 Notwithstanding any other provision of the Offer, we will not be required to accept the Eligible Options that you elect to amend, and we may terminate or amend the Offer, or postpone our acceptance of the Eligible Options that you elect to amend, in each case if at any time on or after September 11, 2008 and on or before October 9, 2008, or a later date if the Offer is extended, we determine that any of the events listed in Section 7 of this Offering Memorandum has occurred that, in our reasonable judgment, materially impairs the contemplated benefits of the Offer to us and thus makes it inadvisable for us to proceed with the Offer or to accept the Eligible Options that you elect to amend.

If you do not elect to amend the Eligible Portions of your Eligible Options before the Expiration Time, the Eligible Portions will remain subject to the current terms, including the current exercise prices, exercise schedules and expiration dates.

You should be aware that we believe: (i) adverse personal tax consequences under Section 409A will apply to each of the Eligible Portions of your Eligible U.S. Options if not amended pursuant to the Offer, and you will be solely responsible for any taxes, penalties, and interest payable under Section 409A and related state tax laws resulting from any decision not to accept our offer to amend the Eligible Portions of your Eligible U.S. Options, including but not limited to as a result of any exercises of Eligible U.S. Options; and (ii) you will not be able to claim a deduction in computing taxable income of up to 50% from the taxable benefit resulting from the exercise of Eligible Canadian Options pursuant to the Income Tax Act (Canada) if your Eligible Canadian Options are not amended pursuant to the Offer, and you will be solely responsible for any taxes, penalties, and interest payable under the Income Tax Act (Canada) resulting from any decision not to accept our offer to amend your Eligible Canadian Options, including but not limited to as a result of any exercises of Eligible Canadian Options. We encourage you to consult your personal tax, legal, and financial advisors.

2.                                    PURPOSE OF THE OFFER.

United States

Synopsys has determined that certain stock options that were approved for grant under the Plan were granted at a discount from fair market value for accounting purposes and, therefore, are subject to adverse personal tax consequences under Section 409A and the guidance issued by the Internal Revenue Service (the “IRS”) thereunder. Section 409A, effective January 1, 2005, was added by the American Jobs Creation Act of 2004 (the “AJCA”) to address perceived abuses in deferred compensation by restricting election and distribution alternatives. Under the AJCA, deferred compensation includes stock options granted with an exercise price that is less than the fair market value of the underlying common stock to the extent such options were unvested as of December 31, 2004.

Based on currently available guidance provided by the IRS, we believe that the following adverse U.S. federal tax consequences apply to Eligible U.S. Options if they are not amended pursuant to the Offer:

•                  In the year the Eligible Portion of the Eligible U.S. Option vests:

(i)           The Eligible U.S. Optionee will generally recognize taxable income in the tax years starting in 2005 when the Eligible Portion of the Eligible U.S. Option vests.  The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares.  While it is not clear when this income would be measured, as the IRS has not yet issued final guidance on this point, the amount of income will likely be based on the value of the shares on the vesting date or on December 31 of the year in which the option vests.

(ii)        The Eligible U.S. Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with vesting.

(iii)     The Eligible U.S. Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported.

(iv)    This taxation could occur even though the Eligible U.S. Option remains unexercised.

•                  In the years between the date of vesting and the date of exercise:

(i)           The Eligible U.S. Optionee will generally recognize taxable income in the tax years between the date of vesting and the date of exercise.  The amount of income recognized will likely be equal to the fair market value of the vested shares on December 31 of such tax year, less the exercise price payable for those shares and less any income previously recognized (e.g., income recognized upon vesting, as described above).

(ii)        The Eligible U.S. Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized on that December 31.

(iii)     The Eligible U.S. Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported.

(iv)    This taxation could occur even though the Eligible U.S. Option remains unexercised.

•                  In the year the Eligible U.S. Option is exercised:

(i)           The Eligible U.S. Optionee will generally recognize taxable income in the tax years after 2005 when the Eligible U.S. Option is exercised.  The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price paid and any income previously recognized (e.g., income recognized upon vesting and each December 31 thereafter, as described above).

(ii)        The Eligible U.S. Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with the paragraphs above.

(iii)     The Eligible U.S. Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported.

In addition, certain states have also adopted laws similar to Section 409A such that an Eligible U.S. Optionee may also incur additional taxes under such state law provisions with respect to Eligible U.S. Options based on the state in which he or she is subject to taxation.  For instance, California has adopted a provision similar to Section 409A that will likely result in an aggregate state and federal income tax rate of approximately 80% or more with regard to an Eligible U.S. Option for individuals subject to taxation in California.

The Offer is being made to permit Eligible Optionees to address the potential adverse tax consequences that would apply to their Eligible Options under Section 409A, by amending these options with terms that we believe should avoid the application of such adverse federal tax treatment. However, you should note that the application of Section 409A to the Eligible Options is not entirely free from doubt. See Section 12, Material U.S. Federal Income Tax Consequences, beginning on page 35.

This Offer follows similar tender offers, launched by Synopsys in 2007, resulting from the same grant practices between January 8, 2001 and October 10, 2005.  This Offer provides a second chance to amend options to certain eligible optionees who declined to participate in the previous tender offers and this Offer also addresses two occasions of grants, dated November 19, 2002 and December 9, 2002, which had been inadvertently omitted from the previous tender offers.  Accordingly, this Offer is not resulting from new or different grant practices from what Synopsys has already disclosed.  Synopsys has already accounted for the additional historical compensation expense related to the discounted options issued during the Affected Period through the one-time adjustment, in the fourth quarter of 2007, as permitted by Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  After October 10, 2005, Synopsys no longer issued discounted options.

Neither we nor our Board will make any recommendation as to whether you should accept the Offer to amend the Eligible Portions of your Eligible Options, nor have we authorized any person to make any such recommendation. You must make your own decision whether to accept the Offer, after taking into account your own personal circumstances and preferences. You should be aware that we believe adverse personal tax consequences under Section 409A (and state tax laws that are similar to Section 409A) will apply to each of the Eligible Portions of your Eligible Options if it is not amended pursuant to the Offer and you will be solely responsible for any taxes, penalties, and interest payable under Section 409A and related state tax laws resulting from any decision not to accept our offer to amend the Eligible Portions of your Eligible Options, including but not limited to as a result of any exercises of Eligible Options. You are urged to evaluate carefully all of the information in the Offer and to consult your own investment, legal and tax advisors.

Canada

Synopsys has determined that certain stock options that were approved for grant under the Plan were granted at a discount from fair market value for accounting purposes and, therefore, are ineligible to receive preferential tax treatment under the Income Tax Act (Canada).

Under current guidance, we believe that the following tax consequences apply to the Eligible Options that are not amended pursuant to the Offer:

When an option holder exercises an option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be a taxable employment benefit to the option holder. Subject to the possible availability of an election to defer recognition of the benefit that is beyond the scope of this discussion, this employment benefit is included in the employee’s income and is subject to federal and provincial income tax in Canada in the year in which the option is exercised. However, the employee may be entitled to claim an offsetting deduction in computing taxable income, equal to one-half of the taxable benefit, provided that the amount paid by the employee to acquire the shares is not less than the fair market value of the shares at the time at which the option was granted.  If options were granted at a discount, then the amount paid by the employee to acquire the share will be less than the fair market value of the shares at the time at which the option was granted, and therefore the employee may not claim an offsetting deduction in computing taxable income resulting from the exercise of options.

The Offer is being made to permit Eligible Optionees to be eligible to claim the offsetting deduction upon the exercise of an Eligible Option, by amending these options with terms that we believe should permit the application preferential tax treatment. However, you should note that the effect of the amendment of the discounted option is not entirely free from doubt. See Section 13, Material Canadian Federal and Provincial Tax Consequences, beginning on page 37.

This Offer follows similar tender offers, launched by Synopsys in 2007, resulting from the same grant practices between January 8, 2001 and October 10, 2005.  This Offer provides a second chance to amend options to certain eligible optionees who declined to participate in the previous tender offers and this Offer also addresses two occasions of grants, dated November 19, 2002 and December 9, 2002, which had been inadvertently omitted from the previous tender offers.  Accordingly, this Offer is not resulting from new or different grant practices from what Synopsys has already disclosed.  Synopsys has already accounted for the additional historical compensation expense related to the discounted options issued during the Affected Period through the one-time adjustment, in the fourth quarter of 2007, as permitted by Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  After October 10, 2005, Synopsys no longer issued discounted options.

Neither we nor our Board will make any recommendation as to whether you should accept the Offer to amend the Eligible Portions of your Eligible Options, nor have we authorized any person to make any such recommendation. You must make your own decision whether to accept the Offer, after taking into account your own personal circumstances and preferences. You should be aware that we believe you will not be able to claim a deduction of up to 50% in computing taxable income in respect of the taxable benefit resulting from the exercise of Eligible Options pursuant to the Income Tax Act (Canada) if Eligible Options are not amended pursuant to the Offer and you will be solely responsible for any taxes, penalties, and interest payable under the Income Tax Act (Canada) and related provincial tax laws resulting from any decision not to accept our offer to amend your Eligible Options, including as a result of any exercises of Eligible Options. You are urged to evaluate carefully all of the information in the Offer and to consult your own investment, legal and tax advisors.

3.                                    STATUS OF ELIGIBLE OPTIONS NOT AMENDED IN THE OFFER.

If you choose not to accept the Offer to amend your Eligible Options, your Eligible Options will remain outstanding in accordance with the existing terms.  You will be solely responsible for any taxes, penalties, and interest payable under Section 409A or the Income Tax Act (Canada) and related state or provincial tax laws resulting from any decision not to accept our offer to amend your Eligible Options, including but not limited to as a result of any exercises of Eligible U.S. Options or of Eligible Canadian Options.

4.                                    PROCEDURES FOR AMENDING ELIGIBLE OPTIONS.

Obtain Email and Personalized Materials.   In a separate letter sent in connection with the Offer, each Eligible Optionee is receiving a personalized election form and instructions on how to submit an election.  The form of election is included as Attachment D hereto. Your election must be received, via fax to Shareholder Services at (650) 584-4484, by 11:59 p.m., Eastern Time, on Thursday, October 9, 2008 (or a later termination date if we extend the Offer). Any election not received by the Expiration Time will be disregarded. If you believe you are an Eligible Optionee and you did not receive your personalized email, please call Erika Varga McEnroe Monday through Friday at (650) 584-4241 during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time.

Submit Your Election.   If you are an Eligible Optionee, and wish to accept the Offer, you must submit your election via fax to Shareholder Services at (650) 584-4484.  If you make an election for any of your Eligible Options, the election will apply to all of your Eligible Options.

Your election must be received, via fax to Shareholder Services at (650) 584-4484, by 11:59 p.m., Eastern Time, on Thursday, October 9, 2008 (or a later termination date if we extend the Offer). Any election not received by the Expiration Time will be disregarded.  If your election is not received before the Offer expires, it will have the same effect as if you rejected the Offer.

Print and Retain Confirmation of Election Email.   After you make or change your election, you will receive an Election Confirmation email that confirms your election (in substantially the form of Attachment E or Attachment F hereto, as applicable). Within 5 business days after the Expiration Time, we will email you a Final Election Confirmation email that confirms the last election that you made for your Eligible Options as of the Expiration Time (in substantially the form of Attachment H or Attachment I hereto, as applicable). Please print and retain a copy of the Election Confirmation emails and Final Election Confirmation email that you receive. In the event that you do not receive an Election Confirmation email or Final Election Confirmation email confirming your elections in the time frame described, please promptly call Erika Varga McEnroe Monday through Friday at (650) 584-4241 during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time. Please also call Erika Varga McEnroe if you have any questions about submitting your election.

Acceptance of Elections.   As further described in Sections 6, 7 and 14 below, while we may later extend, terminate or amend the Offer, we currently expect to accept all properly submitted elections promptly following the deadline of 11:59 p.m., Eastern Time, on Thursday, October 9, 2008 (or a later expiration date if Synopsys extends the Offer).  If your election is not received before the Offer expires, it will have the same effect as if you rejected the Offer.  However, as further described in Sections 6 and 7 below, we may decline to amend any Eligible Options to the extent that we determine the election is not properly completed or submitted or to the extent that we determine it would be unlawful to accept an Eligible Option for amendment.

5.                                    CHANGE IN ELECTION.

Once you have submitted an election with respect to your Eligible Options, you may only change your election by submitting a new election via fax to Shareholder Services at (650) 584-4484.

You may change your election at any time before 11:59 p.m., Eastern Time, on Thursday, October 9, 2008 (or a later expiration date if we extend the Offer). You may change your election more than once. Additionally, you may withdraw your election to amend your Eligible Options if we have not accepted your Eligible Options for amendment 40 business days after the commencement of the Offer. The date of the 40th business day after the commencement of the Offer is Thursday, November 6, 2008.

Your election must be received by 11:59 p.m., Eastern Time, on Thursday, October 9, 2008 (or a later termination date if we extend the Offer). Any attempt to change your elections will be disregarded if not received by the Expiration Time.

Print and Retain Confirmation of Election Email.   After you submit your election, you will receive an Election Confirmation email (in substantially the form of Attachment E or Attachment F hereto, as applicable). Within five 5 business days after the Expiration Time, we will email you a Final Election Confirmation that confirms the last election that you made as of the Expiration Time (in substantially the form of Attachment H or Attachment I hereto, as applicable). Please print and retain a copy of the Election Confirmation email and Final Election Confirmation that you receive via email. In the event that you do see an Election Confirmation email after you make your election or receive a Final Election Confirmation email confirming your elections in the time frame so described, please promptly call Erika Varga McEnroe Monday through Friday at (650) 584-4241 during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time.

6.                                    ACCEPTANCE OF ELIGIBLE OPTIONS FOR AMENDMENT.

Acceptance of Elections.   While we may later extend, terminate or amend the Offer, we currently expect to accept for amendment all elections properly submitted (and not subsequently withdrawn) in respect of the Eligible Portion of Eligible Options promptly following the Expiration Time (which we currently expect to be 11:59 p.m., Eastern Time, on Thursday, October 9, 2008 (or a later expiration date if Synopsys extends the Offer)). If elections from all Eligible Optionees as to all of the Eligible Options are made, then, subject to the terms and conditions of the Offer, we will amend options to purchase a total of 88,156 shares of our common stock, or approximately 0.061% of the total shares of our common stock outstanding as of September 6, 2008.

Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our sole discretion, all questions as to the number of shares subject to the Eligible Options and the Eligible Portions of the Eligible Options, as well as the validity, form, eligibility (including time of receipt) and acceptance of elections submitted. Our determinations regarding these matters will be final and binding on all parties. We may reject any or all elections to the extent that we determine they were not properly submitted or to the extent that we determine it is unlawful to accept an Eligible Option that you elected to amend.

We may waive any or all of the conditions of the Offer for all Eligible Optionees. If we waive a condition to the Offer for any one Eligible Optionee, the condition will be waived for all Eligible Optionees.

We may waive any defect or irregularity in any election with respect to any particular option or any particular Eligible Optionee. No Eligible Options will be accepted for amendment until all defects or irregularities in the submission have been cured by the Eligible Optionee or waived by us. However, neither we nor any other person is obligated to give notice of any defects or irregularities involved in the election to amend any Eligible Option, and no one will be liable for failing to give notice of any such defects or irregularities.

Our Acceptance Constitutes an Agreement.   Your acceptance of the Offer pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. If you receive a Final Election Confirmation email, you may assume that your election was properly submitted and has been accepted. Our acceptance of your properly submitted election will form a binding agreement between you and us on the terms and subject to the conditions of the Offer. If we accept your election to amend your Eligible Options, the Eligible Options will be considered automatically amended as to the Eligible Portions, effective as of the Amendment Date, without any further action by any party.

7.                                    CONDITIONS OF THE OFFER.

Notwithstanding any other provision of the Offer, we will not be required to accept the Eligible Options that you elect to amend, and we may terminate or amend the Offer, or postpone our acceptance of the Eligible Options that you elect to amend, in each case if at any time on or after September 11, 2008 and on or before October 9, 2008, or a later date if the Offer is extended, we determine that any of the following events has occurred that, in our reasonable judgment, materially impairs the contemplated benefits of the Offer to us and thus makes it inadvisable for us to proceed with the Offer or to accept the Eligible Options that you elect to amend:

•                  if we are required by the SEC or other regulatory agency to extend the Expiration Time beyond October 9, 2008;

•                  if any action or proceeding is threatened, pending or taken, or any approval is withheld, by any court or any government agency, authority, or tribunal, or any other person, domestic or foreign, which action or withholding, in our reasonable judgment, would or might directly or indirectly:

(a)        challenge the making of the Offer or make it illegal for us to accept some or all of the Eligible Options or otherwise restrict or prohibit consummation of the Offer or otherwise relate to the Offer;

(b)       delay or restrict our ability, or render us unable, to accept the Eligible Options for amendment for some or all of the Eligible Options elected for amendment; or

(c)        materially and adversely affect our business, condition (financial or other), income, operations or prospects;

•                  if regulatory or legal actions or interpretations would cause the Offer to have adverse accounting consequences to us;

•                  if there is:

(a)          any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(b)         the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory; or

(c)          any outbreak or material escalation of foreign or domestic hostilities or other calamity, crisis or terrorist action;

•                  if another person publicly makes or proposes a tender or exchange offer for some or all of our common stock, or an offer to merge with or acquire us, or we learn that:

(a)       any person, entity or “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act, has acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before September 11, 2008; or

(b)      any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 disclosing or making a public announcement that it intends to acquire us or any of our assets or securities; or

•                  the following change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us:

(a)       litigation or other proceedings instituted against us or our subsidiaries, or any of our officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental or legislative body, domestic or foreign, in which an unfavorable ruling, decision, action, order, decree or finding resulting from such litigation or proceeding would materially and adversely affect Synopsys (other than litigation disclosed in our SEC filings as of the date of the Offer);

(b)      a material loss or interference with our business or properties from fire, explosion, earthquake, flood or other casualty, whether or not covered by insurance, or from any labor dispute;

(c)        the suspension of trading in our equity securities by the SEC or by the NASDAQ;

(d)      a material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of foreign or domestic hostilities or other calamity or crisis;

(e)       a material change in the prospects for our business resulting from any number of factors such as fluctuations in our operating results, developments in proprietary rights, acquisitions, general market conditions, a material adverse change in the financial or securities markets in the United States or elsewhere, or in political, financial or economic conditions in the United States or elsewhere, or any outbreak or material escalation of foreign or domestic hostilities or other calamity or crisis, or any significant change that could, in our reasonable judgment, have a material adverse effect on our business, condition (financial or other), operating results, operations or prospects or on the trading in our common stock, or that, in our reasonable judgment, makes it inadvisable to proceed with the Offer; or

(f)         any change or changes in our business, condition (financial or other), assets, operating results, operations, prospects or stock ownership or that of our subsidiaries as a result of unforeseen, extraordinary events beyond our control that, in our reasonable judgment, is or may be material to us or our subsidiaries or otherwise makes it inadvisable for us to proceed with the Offer.

The conditions to the Offer are for our benefit. We may assert the conditions to the Offer in our discretion before the Expiration Time and we may waive the conditions to the Offer in accordance with applicable law, at any time and from time to time before the Expiration Time, whether or not we waive any other condition to the Offer. Should we decide to waive any of the conditions to the Offer, we must do so before 11:59 p.m., Eastern Time, on Thursday, October 9, 2008 (or a later expiration date if the Offer is extended).

Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. However, once we choose to waive a particular right, we may not reassert that particular right again in the Offer. Any determination we make concerning the events described in this Section 7 will be final and binding on all Eligible Optionees.

We currently expect that we will accept promptly after the Expiration Time all elections that are properly submitted and have not been validly withdrawn prior to the Expiration Time.

The Offer is not conditioned upon any financing arrangement or financing plans.

8.                                    PRICE RANGE OF COMMON STOCK.

There is no established trading market for the Eligible Options. The securities underlying the Eligible Options are shares of our common stock, which are quoted on NASDAQ under the symbol “SNPS.” The following table sets forth in United States dollars the high and low sales price per share of our common stock as reported on NASDAQ, for the periods indicated.

	High	Low
Fiscal Year ended October 31, 2008
Fourth Quarter (through September 10, 2008)	$24.99	$19.59
Third Quarter	$26.61	$23.16
Second Quarter	$24.82	$21.13
First Quarter	$28.13	$21.61

Fiscal Year ended October 31, 2007
Fourth Quarter	$29.11	$22.01
Third Quarter	$28.67	$23.60
Second Quarter	$28.27	$24.02
First Quarter	$27.49	$21.84

Fiscal Year ended October 31, 2006
Fourth Quarter	$22.72	$17.45
Third Quarter	$22.06	$17.07
Second Quarter	$24.25	$21.00
First Quarter	$22.10	$18.19

As of September 6, 2008, there were approximately 460 holders of record of our common stock who together held approximately 144,092,022 shares of our common stock. We have never paid or declared any cash dividends. We currently expect to retain working capital for use in the operation and expansion of our business and therefore do not anticipate paying any cash dividends.

As of September 10, 2008, the last reported sale price of our common stock, as reported on NASDAQ, was U.S. $20.81 per share.

9.               INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING OPTIONS.

The directors and executive officers of Synopsys and their positions and offices as of September 6, 2008 are set forth in the following table:

Name	Age	Position(s) Held With Synopsys
Aart J. de Geus	54	Chief Executive Officer and Chairman of the Board; Director
Chi-Foon Chan	58	President and Chief Operating Officer; Director
Alfred J. Castino	56	Director
Bruce R. Chizen	53	Director
Deborah A. Coleman	55	Director
John Schwarz	57	Director
Sasson Somekh	62	Director
Roy Vallee	56	Director
Steven C. Walske	56	Director
Brian M. Beattie	54	Chief Financial Officer
John Chilton	51	Senior Vice President, Marketing and Business Development
Janet S. Collinson	48	Senior Vice President, Human Resources and Facilities
Antun Domic	56	Senior Vice President and General Manager, Implementation Group
Manoj Gandhi	48	Senior Vice President and General Manager, Verification Group
Deirdre Hanford	45	Senior Vice President, Global Technical Sales
Howard Ko	52	Senior Vice President, Silicon Engineering Group
Paul Lo	49	Senior Vice President and General Manager, Analog/Mixed Signal Group
Joseph W. Logan	49	Senior Vice President, Worldwide Sales
Brian E. Cabrera	43	Vice President, General Counsel and Corporate Secretary
Gary Meyers	43	Vice President, Synplicity Business Group
Joachim Kunkel	50	Vice President and General Manager, Systems and IP Group

The address of each director and executive officer is c/o Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043, and the telephone number is (650) 584-5000. None of our members of our Board is eligible to participate in the Offer.  Each current executive officer is eligible to participate in the Offer with respect to an Eligible Option only to the extent that such executive officer was not an executive officer on the applicable original grant date.

As of September 6, 2008, our executive officers and directors as a group (21 persons) held outstanding options to purchase a total of 1,043,099 shares of our common stock under the Plan. This represented approximately 6.73% of the shares subject to all outstanding options under the Plan as of that date.

The following table sets forth the beneficial ownership of each of our directors and executive officers and all of our executive officers and directors as a group (21 persons) of the aggregate number of shares subject to all outstanding options held by such persons under the Plan as of September 6, 2008. Our directors and executive officers are not eligible to receive options under the Plan. Therefore, the executive officers listed below who hold options granted under the Plan received such options before the time they became executive officers of Synopsys. The percentages below are based upon the total number of outstanding options under the Plan.

Name of Optionholder	Number of Outstanding Options Under the Plan Beneficially Owned (Total Options) (#)	Percentage of Options Outstanding under the Plan (%)
Directors:
Aart J. de Geus	0	0%
Chi-Foon Chan	0	0%
Alfred J. Castino	0	0%
Bruce R. Chizen	0	0%
Deborah A. Coleman	0	0%
John G. Schwarz	0	0%
Sasson Somekh	0	0%
Roy Vallee	0	0%
Steven C. Walske	0	0%

Executive Officers (Non-Directors):
Brian M. Beattie	0	0%
John Chilton	240,467	1.55%
Janet S. Collinson	70,200	*
Antun Domic	282,000	1.82%
Manoj Gandhi	84,295	* %
Deirdre Hanford	168,750	1.09%
Howard Ko	50,349	*
Paul Lo	48,659	*
Joseph W. Logan	14,897	*
Gary Meyers	0	0%
Brian E. Cabrera	0	0%
Joachim Kunkel	83,482	*
All directors and executive officers as a group (21 persons)	1,043,099	6.73%

*                 Indicates less than 1%.

As of September 6, 2008, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers is a party to any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person relating directly or indirectly, with respect to options to purchase our common stock or Eligible Options, including but not limited to, any agreement, arrangement, understanding or relationship concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or call, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations, except for the following:

•                outstanding options to purchase an aggregate of 1,043,099 shares of our common stock pursuant to the Plan as set forth above; and

•                outstanding options to purchase an aggregate of 8,401,066 shares of our common stock pursuant to our equity compensation plans (other than the Plan);

•                the outstanding stock options granted to our directors described in our definitive Proxy Statement for our 2008 Annual Meeting of Stockholders, filed with the SEC on March 4, 2008 (the “Proxy Statement”), which is incorporated herein by reference;

•                the outstanding stock options granted to our Named Executive Officers and described in the Proxy Statement and in our other filings with the SEC pursuant to the rules and regulations promulgated under the Securities Exchange Act, which are incorporated herein by reference;

•                the outstanding stock options granted to our directors, executive officers and other employees and consultants pursuant to our various equity incentive plans, which are described in the Proxy Statement and Note 8 to our Consolidated Financial Statements as set forth in our Annual Report on Form 10-K for the fiscal year ending October 31, 2006, which is incorporated herein by reference;

•                Our Executive Change of Control Severance Benefit Plan described in the Proxy Statement; and

•                Our employment agreements with our Chairman and Chief Executive Officer and President and Chief Operating Officer, as amended, described in our Proxy Statement, and further described in our Current Report on Form 8-K, filed with the SEC on June 3, 2008.

To our knowledge, neither we, nor our directors, our executive officers or the affiliates of any of our directors or executive officers have engaged in any transaction during the 60 days prior to the date of this Offering Memorandum that involved options to purchase our common stock granted under the Plan.

10.                             ACCOUNTING CONSEQUENCES OF THE OFFER.

According to Financial Accounting Standards No. 123(R) (“SFAS No. 123(R)”), Share-Based Payment, a company modifying an award under SFAS No. 123(R) would incur non-cash compensation cost for any incremental difference in fair value between the new award and the old award, measuring the old award’s fair value immediately before the modification. If the Eligible Options are tendered, the modified awards result in a lower fair value than the original awards, and thus, the modification does not result in an accounting consequence.  Synopsys has already accounted for the additional historical compensation expense related to the discounted options issued during the Affected Period through the one-time adjustment, in the fourth quarter of 2007, as permitted by Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.

11.                             LEGAL MATTERS; REGULATORY APPROVALS.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Offer, or of any approval or other action by any government or regulatory authority or agency that is required for completion of the Offer. If any other approval or action should be required, we presently intend to seek the approval or take the action. This could require us to delay the acceptance of the Eligible Options that you elect to amend. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business or delay in the Offer. Our obligation under the Offer to amend Eligible Option is subject to conditions, including the conditions described in Section 7 of this Offering Memorandum.

12.                             MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

The following is a general summary of the material U.S. federal income tax consequences applicable to the amendment of the Eligible Portions of Eligible U.S. Options.  Material Canadian federal and provincial tax consequences are addressed in Section 13 below.  Other foreign tax consequences, and state and local tax consequences are not addressed.

U.S. Federal Tax Consequences of Rejecting the Offer.

Based on currently available guidance provided by the IRS, we believe that the following adverse U.S. federal tax consequences apply to the Eligible Portions of Eligible U.S. Options if they are not amended pursuant to the Offer:

•                  In the year the Eligible Portion of the Eligible U.S. Option vests:

(i)            The Eligible U.S. Optionee will generally recognize taxable income in the tax years starting in 2005 when the Eligible Portion of the Eligible U.S. Option vests.  The amount of income recognized in connection with vesting will likely be equal to the fair market value of the newly vested shares, less the exercise price payable for those shares.  While it is not clear when this income would be measured, as the IRS has not yet issued final guidance on this point, the amount of income will likely be based on the value of the shares on the vesting date or on December 31 of the year in which the option vests.

(ii)         The Eligible U.S. Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with vesting.

(iii)      The Eligible U.S. Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported.

(iv)       This taxation could occur even though the Eligible U.S. Option remains unexercised.

•                  In the years between the date of vesting and the date of exercise:

(i)            The Eligible U.S. Optionee will generally recognize taxable income in the tax years between the date of vesting and the date of exercise.  The amount of income recognized will likely be equal to the fair market value of the vested shares on December 31 of such tax year, less the exercise price payable for those shares and less any income previously recognized (e.g., income recognized upon vesting, as described above).

(ii)         The Eligible U.S. Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized on that December 31.

(iii)      The Eligible U.S. Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported.

(iv)     This taxation could occur even though the Eligible U.S. Option remains unexercised.

•                  In the year the Eligible Portion of the Eligible U.S. Option is exercised:

(i)            The Eligible U.S. Optionee will generally recognize taxable income in the tax years after 2005 when the Eligible Portion of the Eligible U.S. Option is exercised.  The amount of income recognized in connection with the exercise of the option will likely be equal to the fair market value of the purchased shares, less the sum of the exercise price paid and any income previously recognized (e.g., income recognized upon vesting and each December 31 thereafter, as described above).

(ii)         The Eligible U.S. Optionee will incur an additional 20% federal income tax because of Section 409A on the income recognized in connection with the paragraphs above.

(iii)      The Eligible U.S. Optionee will also be liable for additional tax in the nature of interest if the income should have been reported in an earlier tax year than first reported.

In addition, certain states have also adopted laws similar to Section 409A such that an Eligible U.S. Optionee may also incur additional taxes under such state law provisions with respect to the Eligible Portions of Eligible U.S. Options based on the state in which he or she is subject to taxation.  For instance, California has adopted a provision similar to Section 409A that will likely result in an aggregate state and federal income tax rate of approximately 80% or more with regard to the Eligible Portion of Eligible U.S. Option for individuals subject to taxation in California.

You are strongly encouraged to consult with your personal tax advisors to confirm your individual state and federal tax exposure applicable to your Eligible U.S. Options. However, you should note that Synopsys must report to the IRS (and any applicable state taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by an Eligible U.S. Optionee under Section 409A and other applicable tax laws in connection with Eligible U.S. Options that are not amended in the Offer.  You will be solely responsible for any income and excise taxes, penalties, and interest payable under Section 409A or otherwise.

U.S. Federal Tax Consequences of Accepting the Offer.

Acceptance of Offer.  If you tender your Eligible U.S. Options, you will not recognize any taxable income for U.S. federal income tax purposes at the time of your tender.

Amendment of Option.  The amendment of your Eligible U.S. Option to increase the exercise price per share to the Adjusted U.S. Exercise Price determined for that option is not a taxable event for U.S. federal income tax purposes.

Exercise of Amended Option.  Your Amended Option will be taxable as a non-statutory stock option for U.S. federal income tax purposes.  Accordingly, upon each exercise of such option, you will recognize immediate taxable income equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and Synopsys must collect the applicable withholding taxes with respect to such income.

Sale of Acquired Shares.  The subsequent sale of the shares acquired upon the exercise of your Amended Option will give rise to a capital gain to the extent the amount realized upon that sale exceeds the sum of the (i) exercise price paid for the shares plus (ii) the taxable income recognized in connection with the exercise of the option for those shares.  A capital loss will result to the extent the amount realized upon such sale is less than such sum.  The gain or loss will be long-term if the shares are not sold until more than one year after the date the Amended Option is exercised for those shares.

UNITED STATES: EXAMPLE

You are a resident of California and hold a discounted option to acquire 500 shares of Synopsys stock at an exercise price of $19.00, 300 of which vested prior to 2005 (the Ineligible Portion) and 200 of which vested in 2005 and 2006 and remain unexercised (the Eligible Portion). The fair market value of the Synopsys stock on the correct accounting measurement date was $20.00. The discount on the option is therefore $1.00 per share. Synopsys is offering to amend the unexercised portion of the Eligible Portion (i.e., 200 shares) to increase the exercise price from $19.00 to $20.00 per share.

If you were to accept the Offer and subsequently exercised the Eligible Portion and immediately sold those shares at a stock price of $25.00, then you would have a gain of $1,000 (equal to ($25.00 - $20.00) x 200), which would be subject to ordinary income and employment taxes of $519.50 (assuming you were subject to the maximum rate of 35% federal, 9.3% California, 6.2% Social Security and 1.45% Medicare4). You would therefore have net after-tax proceeds of $480.50 with respect to the Eligible Portion.

If, however, you chose not to accept the Offer, the entire gain relating the Eligible Portion would be subject to an additional federal tax of 20% and state tax of 20% (plus, in each case, additional taxes in the nature of interest) on the total gain. This tax would be in addition to your regular ordinary income tax on those shares. Therefore, in this example (ignoring the taxes in the nature of interest), your gain would be $1,200 (equal to ($25.00 - $19.00) x 200), but this gain would be reduced by a total tax of $1,103.40, resulting in net after-tax proceeds of $96.60.

In both cases, the Ineligible Portion (the 300 shares which vested prior to 2005) would continue to have an exercise price of $19.00 and would be exercisable without being subject to the 409A tax.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE FOREIGN AND U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

13.                             MATERIAL CANADIAN FEDERAL AND PROVINCIAL TAX CONSEQUENCES.

The following is a general summary of the material Canadian federal and Quebec income tax consequences of participating or declining to participate in the offer for those Eligible Optionees subject to Canadian federal income taxes.  Material U.S. federal tax consequences are addressed in Section 12 above.   Before accepting the Offer, we strongly recommend that you consult with your personal financial, tax and legal advisors to determine the federal, provincial, territorial and foreign tax consequences of electing or declining to participate in the Offer. Actual tax liability or any penalties as a result of a failure to timely remit the proper

4 Also assumed by implication is that you will receive no federal tax benefit from the payment of state income taxes.  It is unlikely that any individual will be subject to all of the assumptions simultaneously.  Accordingly, your effective tax rate is likely to be different than the rates illustrated.  It is recommended, therefore, that you consult your own tax advisor as to the tax consequences to you of exercising the Eligible Portion of your Eligible Options in the circumstances in which you do participate in the Offer and in which you do not participate in the Offer.

amount of taxes will be your responsibility to pay.  This discussion is based on the provisions of the Income Tax Act (Canada) and the Taxation Act (Quebec), the regulations thereunder in force as of the date hereof, all specific proposals to amend the Income Tax Act (Canada) and the Taxation Act (Quebec) and the regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) and the Minister of Finance (Quebec) prior to the date hereof (the “Proposed Amendments”) and on the assumption that the proposed amendments shall be enacted and the current published administrative and assessing policies of the Canada Revenue Agency and Revenue Quebec. The federal, provincial and territorial tax consequences for each Eligible Optionee will depend upon that Eligible Optionee’s individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of Eligible Optionees.

This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law, whether by legislative, governmental or judicial action, nor does it take into account provincial (other than Quebec), territorial or foreign tax considerations which may differ significantly from those discussed herein.  If you are a resident of Canada for tax purposes, and are also subject to the tax laws of another country, you should be aware that there might be other tax consequences that may apply to you.

Tax Consequences Generally Applicable to Stock Options. An employee is generally not required to include an amount in income upon the grant of a stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be a taxable employment benefit to the option holder. Subject to the possible availability of an election to defer recognition of the benefit that is beyond the scope of this discussion, this employment benefit is included in the employee’s income and is subject to income tax in Canada in the year in which the option is exercised. However, the employee may be entitled to claim an offsetting deduction in computing taxable income provided that three conditions are met:

(i)           the amount paid by the employee to acquire the shares was not less than the fair market value of the shares at the time at which the option was granted;

(ii)        the employee was dealing at arm’s length with Synopsys immediately after the time at which the option was granted; and

(iii)     the shares purchased were “prescribed shares” for purposes of the Income Tax Act (Canada). In very general terms, prescribed shares are non-convertible ordinary common shares.

If available, the deduction in computing taxable income will be equal to 50% of the amount of the taxable benefit for federal income tax purposes and for provinces other than Quebec. If the benefit is subject to tax in Quebec, the deduction, if available, will equal 25% of the taxable benefit for Quebec income tax purposes. Unfortunately, there is no specific rule in the Income Tax Act (Canada) or the Taxation Act (Quebec) which specifically addresses the consequences of an upward repricing of options. As a result, there is a small risk that the amendment of your options could be considered to be a taxable disposition of your options for Canadian tax purposes. If this were the case, you would also be considered to have received a taxable benefit from employment in the year in which the options were considered to be disposed of equal to the fair market value of the amended option. In addition, in such case, you would not be able to claim the 50% deduction for federal and provincial (other than Quebec) tax purposes or the 25% deduction for Quebec purposes on the exercise of the amended option.

Tax Consequences Related to Eligible Options that Are Not Amended in the Offer.  A requirement of each of the 50% federal and provincial (other than Quebec) deduction and the 25% Quebec deduction is that the exercise price of the stock option be not less than the fair market value of the shares at the time the option was granted. Because Eligible Options were granted with an exercise price that was less than the fair market value of the underlying shares on the date of grant, if you do not participate in this Offer, it is likely that you will not be entitled to the 50% federal and provincial (for provinces other than Quebec) deduction and, if applicable, the 25% Quebec deduction in respect of the taxable employment benefit realized on the exercise of your eligible options.

You will be subject to income tax on the amount of the benefit you are considered to have received in the year you exercise your non-amended options. You will also be subject to Canada Pension Plan or Quebec Pension Plan, as applicable, contributions on the amount of the benefit you are considered to have received in the year you exercise your non-amended options. Synopsys will be required to report the taxable benefit upon exercise of your non-amended option as not eligible for the deduction on your Annual Statement of Remuneration (Form T4), and will likely be required to withhold higher income taxes upon exercise of such options.

You should consult with your personal financial, tax and legal advisors with regard to the impact of discounted options. Please note, however, that Synopsys will report to the Canada Revenue Agency (and any applicable provincial taxing authorities), and make applicable tax withholdings in respect of, any income that should be recognized by Eligible Optionees under the Income Tax Act (Canada) in connection with the Eligible Portion of those Eligible Options that are not amended in the Offer, as provided by applicable law.  You will be solely responsible for any taxes, penalties, and interest payable under the Income Tax Act (Canada) resulting from any decision not to accept our offer to amend your Eligible Options, including as a result of any exercises of Eligible Options.

Tax Consequences Related to Eligible Options that Are Not Amended in the Offer as a Result of Termination of Service.   In the event you terminate employment with Synopsys for any reason prior to expiration or termination of the Offer, you will not be entitled to participate in the Offer. In such a case, you will be permitted to exercise your Eligible Options to the extent vested at the time of termination for the limited post-termination exercise period set forth in your option agreement, and Synopsys will pay the incremental income taxes associated with the loss of a deduction of up to 50% for any discounted option exercised in 2008.

Tax Consequences Related to Eligible Options that Are Amended in the Offer.

•                 Acceptance of Offer.   If you accept the Offer to amend the Eligible Portions of your Eligible Options, there should be no taxable event for Canadian federal income tax purposes at the time of your acceptance.

•                 Amendment of the Eligible Option.   While not entirely free from doubt, the amendment of your Eligible Option should not be a taxable event for Canadian federal income tax purposes.

•                 Exercise of Amended Options.   Upon each exercise of an Amended Option, you will recognize a taxable benefit equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and Synopsys will collect the applicable withholding taxes with respect to such income. You should be entitled to a deduction in computing taxable income of up to 50% of the taxable benefit realized upon exercise of the option which will reduce the amount of the benefit subject to Canadian tax.

•                 Sale of Acquired Shares.   If you acquire shares upon exercise, you will realize a capital gain (capital loss) when you subsequently sell the shares to the extent the sale proceeds exceed (are less than) the adjusted cost base of the shares (generally, the fair market value on the date of exercise), less any brokerage fees. One-half of any capital gain realized will be subject to tax at the applicable marginal income tax rate. One-half of any capital loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent year.

Synopsys cannot guarantee any particular tax results related to your options; furthermore, there is some uncertainty because there is no specific statutory provision that relates to the amendment.  You should note that the consequences of an upward repricing of options is not specifically addressed in the Income Tax Act (Canada) and consequently there is a small risk that the amendment of your options could be considered to be a taxable disposition of your options for Canadian tax purposes. Because this Offer involves complex tax considerations, we urge you to consult a financial, legal and/or tax advisor before you make any decisions about participating in this Offer.

In addition, if you are subject to taxation in Canada, and also are subject to taxation in another country, there may be additional tax consequences relating to your participation in this offer.  We recommend that you consult with a financial, legal and/or tax advisor regarding any tax consequences of participating or not participating in this offer.

Below is an illustration of the tax consequences of exercising an Eligible Option that has been amended pursuant to the Offer versus exercising an Eligible Option that is not so amended:

CANADA: EXAMPLE

You are a resident of a province in Canada other than Quebec and hold a discounted option to acquire 500 shares of Synopsys stock at an exercise price of $19.00, 200 of which have vested and remain unexercised (the Eligible Portion). The fair market value of the Synopsys stock on the correct accounting measurement date was $20.00. The discount on the option is therefore $1.00 per share. Synopsys is offering to amend the unexercised portion of the Eligible Portion (i.e., 200 shares) to increase the exercise price from $19.00 to $20.00 per share.

If you were to accept the Offer and subsequently exercised the Eligible Portion and immediately sold those shares at a stock price of $25.00, then you would have a taxable benefit of $1,000 (equal to ($25.00 - $20.00) x 200), against which you could claim a 50% deduction.  You would therefore be required to pay income taxes on $500.  Assuming a combined federal and provincial tax rate of 40%, your after-tax income upon exercise would be $800 ($1,000 minus (40% tax rate times $500)). If, however, you chose not to accept the Offer, it is likely that you will not be able to claim the deduction and you will be required to pay income tax on $1,200 (equal to ($25.00 - $19.00) x 200).  Assuming a combined federal and provincial tax rate of 40%, your after-tax income upon exercise would be $720 ($1,200 minus (40% tax rate times $1,200)).

14.                             EXTENSION OF THE OFFER; TERMINATION; AMENDMENT.

We expressly reserve the right, in our discretion, at any time and from time to time, to extend the period of time during which the Offer is open and delay accepting any options amended by announcing the extension and giving oral or written notice of the extension to the Eligible Optionees.

We also expressly reserve the right, in our reasonable judgment, prior to the Expiration Time, to terminate or amend the Offer and to postpone our acceptance of any Eligible Options elected for amendment if any of the conditions specified in Section 7 of this Offering Memorandum occur. In order to postpone the acceptance of any Eligible Option, we must announce the postponement and give oral or written notice of the postponement to the Eligible Optionees.

As long as we comply with any applicable laws, we may amend the Offer in any way, including decreasing or increasing the number of Eligible Options to be amended in the Offer. We may amend the Offer at any time by announcing the amendment. If we extend the length of time during which the Offer is open, we will issue the amendment no later than 11:59 p.m., Eastern Time, on October 9, 2008. Any announcement relating to the Offer will be sent promptly to Eligible Optionees in a manner reasonably designed to inform Eligible Optionees of the change.

If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we may extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. Under these rules, the minimum period an Offer must remain open following material changes in the terms of the Offer or information about the Offer will depend on the facts and circumstances. We will publish a notice if we decide to take any of the following actions:

•                increase or decrease the number of Eligible Options to be amended in the Offer; or

•                extend or terminate the Offer.

If the Offer is scheduled to expire within 10 business days from the date we notify you of such an increase or decrease, we intend to extend the Offer until 10 business days after the date the notice is published.

15.                             FEES AND EXPENSES.

We will not pay any fees or commissions to any broker, dealer or other person asking holders of Eligible Options to amend their Eligible Options in connection with the Offer.

16.                             INFORMATION ABOUT SYNOPSYS.

General. Our principal executive offices are located at Synopsys, Inc., 700 East Middlefield Road, Mountain View, CA 94043 U.S.A., and our telephone number is (650) 584-5000. Our website address is www.synopsys.com. The information on our website is not a part of the Offer.

Synopsys is a world leader in electronic design automation software and related services for semiconductor design companies. Synopsys delivers technology-leading semiconductor design and verification software platforms and integrated circuit manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips. Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for our customers. In addition, Synopsys provides software and services that help customers prepare and optimize their designs for manufacturing.

Financial Information. The following selected financial data (in United States dollars) is derived from our consolidated financial statements, as filed with the SEC. The selected financial data should be read in conjunction with the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2007 filed with the SEC on December 21, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 5, 2008, and our Quarterly Reports on Form 10-Q for the periods ended July 31, 2007, and July 31, 2008, filed with the SEC on September 13, 2007, June 10, 2008, and September 9, 2008, respectively. All amounts are in thousands, except per share data.

	Year Ended			Nine Months Ended
	October 31, 2007	October 31, 2006	October 31, 2005	July 31 2008	July 31, 2007
Operating Data:
Revenue	$1,212,469	$1,095,560	$991,931	$984,146	$897,236
Gross margin	$978,204	$872,033	$737,295	$792,118	$725,053
Operating income	$118,044	$29,432	$(59,845)	$153,808	$80,168
Net income (loss)	$130,491	$24,742	$(17,114)	$143,581	$89,477
Diluted net income per share	$0.87	$0.17	$(0.12)	$0.97	$0.60
Basic net income per share	$0.91	$0.17	$(0.12)	$1.00	$0.62
Current assets	$1,327,539	$894,490	$947,479	$1,254,171	$1,206,467
Total assets	$2,617,337	$2,157,822	$2,133,424	$2,658,857	$2,455,046
Current liabilities	$1,031,076	$871,096	$816,927	$846,097	$989,016
Convertible subordinated debentures	$—	$—	$—	$—	$—
Other long-term liabilities	$149,868	$123,559	$105,860	$282,356	$148,075
Total liabilities	$1,180,944	$994,655	$922,787	$1,128,453	$1,137,091
Total stockholders’ equity	$1,436,393	$1,163,167	$1,210,637	$1,530,404	$1,317,955
Book value per diluted common share	$9.59	$8.04	$8.35	$10.36	$18.83

Ratio of Earnings (Loss) to Fixed Charges

	Year Ended		Nine Months Ended
	October 31, 2007	October 31, 2006	July 31, 2008	July 31, 2007
	(in thousands, except ratio of earnings to fixed charges)
Operating Data:
Fixed Charges:
Interest expensed and debt cost amortization	$842	$1,677	$496	$605
Estimate of interest within rental expense	—	—	—	—
Total Fixed Charges	$842	$1,677	$496	$605
Earnings:
Pre-tax income (loss) from continuing operations	$165,799	$43,719	$163,236	$118,599
Fixed charges	842	1,677	496	605
Total earnings (loss) for computation of ratio	$166,641	$45,396	$163,732	$119,207
Ratio of earnings (loss) to fixed charges	198	27	330	196

The financial information included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2007 filed with the SEC on December 21, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 5, 2008, and our Quarterly Reports on Form 10-Q for the periods ended January 31, 2008, April 30, 2008, and July 31, 2008, filed with the SEC on March 12, 2008, June 10, 2008, and September 9, 2008, respectively, are incorporated by reference herein and may be inspected at, and copies may be obtained from, the places and in the manner described in Section 17, Additional Information.

17.                             ADDITIONAL INFORMATION.

This Offering Memorandum is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offering Memorandum does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to accept the Offer with respect to your Eligible Options:

1.             Annual Report on Form 10-K for the year ended October 31, 2007 filed on December 21, 2007, as amended by Amendment No. 1 on Form 10-K/A filed on March 5, 2008, including all materials incorporated by reference therein.

2.             Quarterly Report on Form 10-Q for the period ended January 31, 2008 filed on March 12, 2008.

3.             Quarterly Report on Form 10-Q for the period ended April 30, 2008 filed on June 10, 2008.

4.             Quarterly Report on Form 10-Q for the period ended July 31, 2008 filed on September 9, 2008.

5.             Current Report on Form 8-K filed with the SEC on December 10, 2007.

6.             Current Report on Form 8-K filed with the SEC on February 1, 2008.

7.             Current Report on Form 8-K filed with the SEC on February 20, 2008 (solely with respect to Item 5.02).

8.             Current Report on Form 8-K filed with the SEC on March 25, 2008.

9.             Current Report on Form 8-K filed with the SEC on April 25, 2008.

10.       Current Report on Form 8-K filed with the SEC on June 3, 2008.

11.       All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 2007, including all materials incorporated by reference therein.

12.       The description of the common stock contained in our Registration Statement on Form 8-A, filed on January 24, 1992, and any amendment or report filed for the purpose of updating such description.

You can receive copies of these filings and other information, at prescribed rates, from the SEC by addressing written requests to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information at the public reference facilities at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants such as Synopsys that file electronically with the SEC. The address of the SEC web site is www.sec.gov.

We will also provide without charge to each person to whom we deliver a copy of this Offering Memorandum, upon his or her written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

Attention: Investor Relations

Synopsys, Inc.

700 East Middlefield Road

Mountain View, CA 94043 U.S.A.

or by emailing us at invest-info@synopsys.com, or by calling us at (650) 584-4257 between 9:00 a.m. and 5:00 p.m., Pacific Time.

As you read the documents listed in this Section 17, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offering Memorandum, you should rely on the statements made in the most recent document.

The information contained in this Offering Memorandum about Synopsys should be read together with the information contained in the documents to which we have referred you.

18.                             FORWARD-LOOKING STATEMENTS; MISCELLANEOUS.

This Offering Memorandum and our SEC reports referred to above include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. However, the safe harbors of Section 27A of the Securities Act and 21E of the Securities Exchange Act do not apply to statements made in connection with the Offer. These forward-looking statements involve risks and uncertainties that include, among others, those set forth in the Section entitled “Risk Factors Related To the Offer.” More information about factors that potentially could affect our financial results is included in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended October 31, 2007 filed with the SEC on December 21, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 5, 2008, and our Quarterly Reports on Form 10-Q for the periods ended January 31, 2008, April 30, 2008, and July 31, 2008, filed with the SEC on March 12, 2008, June 10, 2008, and September 9, 2008, respectively.

We will assess whether we are permitted to make the Offer in all provinces. In the event that we determine that we are not legally able to make the Offer in a particular province, we reserve the right to withdraw the Offer in that particular province and we will inform you of this decision. If we withdraw the Offer in a particular province, the Offer will not be made to, nor will amendments be accepted from or on behalf of, the Eligible Optionees residing in that province.

The Board recognizes that the decision to accept or reject the Offer is an individual one that should be based on a variety of factors and you should consult your personal advisors if you have questions about your financial or tax situation. The information about the Offer from Synopsys is limited to this document, the Exhibits to the Schedule TO available at www.sec.gov and the Attachments hereto.

ATTACHMENT A

TABLE OF GRANT DATES

(All amounts in U.S. Dollars)

Original Date of Grant	Original Option Exercise Price(1)	FMV on Accounting Measurement Date (Corrected Exercise Price)(1)	Price Differential
March 28, 2001	$21.56250	$23.46875	$1.90625
May 23, 2001	$30.00000	$30.68500	$0.68500
November 19, 2002	$23.99000	$25.86000	$1.87000
December 9, 2002	$21.72500	$22.19000	$0.46500
May 19, 2003	$25.00000	$29.32500	$4.32500
May 17, 2004	$25.19000	$29.37000	$4.18000
July 16, 2004	$24.92000	$25.69000	$0.77000
December 10, 2004	$17.58000	$18.23000	$0.65000

(1)              The Original Option Exercise Price and the Corrected Exercise Price reflect a 2:1 stock split that occurred on September 23, 2003.

A-1

ATTACHMENT B

VOICEMAIL OFFER ANNOUNCEMENT

Hello, this is Brian Beattie with a 3-minute message to approximately 60 employees in the United States and Canada, to update you on a tax issue related to your stock options.

Today we launched a tender offer to remedy certain of our stock options that we consider “discounted” and therefore are either subject to adverse U.S. tax consequences or ineligible to obtain preferential tax treatment under Canadian income tax rules.  This tender offer provides current employees holding these options with the ability to amend these options for a limited period of time in order to be eligible to avoid the adverse U.S. tax consequences or to obtain the preferential Canadian tax treatment.

This Offer follows similar tender offers we did in 2007, resulting from the same grant practices.  This Offer provides a second chance to those employees who declined to participate in the previous tender offers and this Offer also addresses two occasions of grants, dated November 19, 2002 and December 9, 2002, which had been inadvertently omitted from the previous tender offers.

If you are receiving this voicemail, then you hold these discounted options and are currently eligible to participate in this tender offer.  Please look for an email today, as well as hard-copy materials being mailed to your home that explain the tender offer and how you can participate.

Many of you are familiar with the reasons that certain options have been deemed “discounted,” but for those who aren’t, let me give you a brief background to the situation.

As you know, stock prices change daily, so prior to 2006, in order to ease the impact on employees hired throughout the month, our process was to grant those options at the lowest closing price of the week they were granted. This process was not used for executive officers of Synopsys.

This grant process caused some of the options to be discounted for tax and accounting purposes.

This discount caused an immaterial accounting error that we disclosed in previous annual reports and negatively impacts taxes for US and Canadian employees holding these discounted options.

So here’s what we’re doing to correct the situation for the employees who are affected.

First, if you have exercised a discounted option that was granted on either November 19, 2002 or December 9, 2002 prior to 2008, Synopsys has provided you with a cash payment equal to the additional taxes owed by you because your option was discounted.  If you have exercised one of these discounted options in 2008, prior to today, or even today, Synopsys will provide you with a cash payment equal to the additional taxes owed by you because your option was discounted. For these 2008 exercises, no action is required by you and you will receive information about this later in the year.  Second, Synopsys has launched a tender offer to amend unexercised discounted options to eliminate the discount and enable employees to avoid the negative tax consequences under both U.S. and Canadian tax law.

It is each affected employee’s choice whether or not to participate in the tender offer.

More explanation is set forth in the email and hard-copy materials being delivered to you from Synopsys.  We strongly encourage you to read these materials.

Thank you.

B-1

ATTACHMENT C

EMAIL OFFER ANNOUNCEMENT

Re:  Synopsys Tender Offer

As Brian Beattie just announced, Synopsys is launching the tender offer to amend discounted options (the “Offer”) effective today, Thursday, September 11, 2008. The program is described in the Offer to Amend Eligible Options that was filed with the SEC today and is attached to this email.  You are strongly encouraged to read the entire Offering Memorandum and all of the terms of the Offer.

Synopsys has determined that you currently hold discounted options that are currently eligible for amendment in the Offer.  We will be mailing to your home hard-copies of the materials that explain the Offer in detail and provide you with specific information about which of your options are affected.

The hard copy materials will also include an election form to be completed and returned to indicate whether you have accepted or rejected the Offer.   You must complete and submit an election form via fax before 11:59 p.m. Eastern Time on Thursday, October 9, 2008 (the “Expiration Time”). Throughout the period that the Offer is open, employee elections can be modified, however, all decisions must be received by Synopsys on or before 11:59 p.m. Eastern Time on Thursday, October 9, 2008. Initial elections or election changes will not be accepted beyond this date and time.

Notice to Eligible U.S. Optionees:

Please plan to attend a meeting at [                        ] at which a presentation about the Offer will be made.  These meetings will be simultaneously webcast.  Any employee may attend or participate via webcast.  You will also have the opportunity to ask questions at these meetings.  The meeting information is set forth below:

Thursday, September 18, 2008 - 10:30 a.m. Pacific Time

[                                           ]

Meeting Number: [                   ]

Passcode:  [                   ]

Teleconference:  [                                           ]

Tuesday, September 23, 2008 – 10:30 am. Pacific Time

[                                           ]

Meeting Number: [                   ]

Passcode: [                   ]

Teleconference:  [                                           ]

Notice to Eligible Canadian Optionees:

Please plan to attend a meeting at [                                                  ] at which a webcast presentation about the Offer will be made.  Any employee may attend or participate via webcast.  You will also have the opportunity to ask questions at these meetings.  The meeting information is set forth below:

Wednesday, September 24, 2008 – 10:30 am. EDT

[                                           ]

Meeting Number: [                   ]

Passcode: [                   ]

Teleconference:  [                                           ]

C-1

As described in the Offer, if you do not make an election on or before the Expiration Time, your Eligible Options will not be amended. In such a case, (1) in the United States, you will not be able to avail yourself of any solution to avoid the Section 409A taxes on your Eligible Option or, in Canada, you will not be able to claim up to a 50% deduction against taxable benefits gained by the exercise of an Eligible Option, (2) Synopsys will report income related to your Eligible Options to the appropriate taxing authorities and make any applicable tax withholding as required by law, and (3) you will be personally responsible for the amount of any and all taxes due in respect of your Eligible Options.  If you are considering rejecting our offer to amend your Eligible Options, you are strongly encouraged to consult with your own tax advisors prior to making such decision in order to discuss the tax consequences of any such choice.

Prior Exercises:

Whether or not you accept the Offer to amend your Eligible Options, if, between January 1, 2008 and September 11, 2008, you exercised a discounted option that was granted on either November 19, 2002 or December 9, 2002, Synopsys will provide you with a cash payment equal to the additional Section 409A taxes owed by you under Section 409A, or for the additional taxes owed by you as a result of a lost deduction under the Income Tax Act (Canada), as applicable, because your option was discounted.   Details about these tax payments will be separately communicated to those affected employees toward the end of the year, and these payments will be made to you promptly after the amounts are calculated, but in no event later than March 15, 2009.  If, prior to January 1, 2008, you exercised a discounted option that was granted on either November 19, 2002 or December 9, 2002, Synopsys has already provided you with this cash payment.

However, for any exercise of an Eligible Option after September 11, 2008, Synopsys will not pay you for any Section 409A taxes, or compensate you for any lost deduction under the Income Tax Act (Canada), resulting from the exercise of that Eligible Option.  Furthermore, to the extent an Eligible Option is exercised but before the Expiration Time of the Offer (currently October 9, 2008), such options will no longer be eligible for this Offer.

Please do not reply to this automated e-mail message. If you have a question after reviewing the hard-copy materials being delivered to you and attending the employee meetings, call Erika Varga McEnroe, Associate General Counsel, at 650-584-4241, Monday through Friday from 9:00 a.m. to 6:00 p.m., Pacific Time.  However, due to SEC regulations, we are unable to provide additional information beyond that which is filed with the SEC.  You are strongly encouraged to consult with your own investment, legal and tax advisors for guidance related to your personal tax situation.

Thank you,
Shareholder Services

C-2

ATTACHMENT D

FORM OF LETTER WITH HARD COPY MATERIALS

September 11, 2008

[Name]

[Address]

Re:  Synopsys Tender Offer

Dear <First Name>:

As you know, Synopsys has launched a tender offer to amend discounted options (the “Offer”) effective Thursday, September 11, 2008.  The Offer is fully described in the Offer to Amend Eligible Options which was delivered to you via email on September 11, 2008.  You have been granted discounted options that remain outstanding as of September 11, 2008.  These Eligible Options are set forth below.  (Please note that the table below provides the status of your Eligible Options as of September 11, 2008; if you have exercised options since September 11, 2008, those options will not be Eligible Options.)  If you elect to amend your options, the corrected exercise price is also set forth below.

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price (Split Adjusted)(1)	Shares Subject to Eligible Portion (Split Adjusted)(1)	Corrected Exercise Price for Eligible Portion (Split Adjusted)(1)
		$		$
		$		$
		$		$
		$		$
		$		$

(1)          The reference to “Split Adjusted” in the table above reflects a 2:1 stock split that occurred on September 23, 2003.

As a holder of discounted options eligible for amendment, you are strongly encouraged to read the entire Offering Memorandum and all of the terms of the Offer.  You need to submit the enclosed personalized Election Form indicating your election decision to accept or reject the offer as soon as possible. If you decide to accept Synopsys’ offer to amend your Eligible Options, you must complete and submit an election form via fax to Shareholder Services at 650-584-4484 before 11:59 p.m., Eastern Time, on Thursday, October 9, 2008. Submissions made by any other means, including email, hand delivery, inter-office mail or federal mail will not be accepted.  Throughout the period that the program is open, employee elections can be modified; however, all decisions must be received on or before 11:59 p.m., Eastern Time, on Thursday, October 9, 2008. Initial elections or election changes will not be accepted beyond this date and time.

Notice to Eligible U.S. Optionees:

Please plan to attend a meeting at [                        ] at which a presentation about the Offer will be made.  These meetings will be simultaneously webcast.  Any employee may attend or participate via webcast.  You will also have the opportunity to ask questions at these meetings.  The meeting information is set forth below:

Thursday, September 18, 2008 - 10:30 a.m. Pacific Time

[                                           ]

Meeting Number: [                   ]

Passcode:  [                   ]

Teleconference:  [                                           ]

Tuesday, September 23, 2008 – 10:30 am. Pacific Time

[                                           ]

Meeting Number: [                   ]

Passcode: [                   ]

Teleconference:  [                                           ]

Notice to Eligible Canadian Optionees:

Please plan to attend a meeting at [                                                  ] at which a webcast presentation about the Offer will be made.  Any employee may attend or participate via webcast.  You will also have the opportunity to ask questions at these meetings.  The meeting information is set forth below:

Wednesday, September 24, 2008 – 10:30 am. Pacific Time

[                                           ]

Meeting Number: [                   ]

Passcode: [                   ]

Teleconference:  [                                           ]

Prior Exercises:

Whether or not you accept the Offer to amend your Eligible Options, if, prior to September 11, 2008, you exercised a discounted option that was granted on either November 19, 2002 and December 9, 2002, Synopsys either has or will provide you with a cash payment equal to the additional Section 409A taxes owed by you under Section 409A, or for the additional taxes owed by you as a result of a lost deduction under the Income Tax Act (Canada), as applicable, because your option was discounted.   Details about these tax payments will be separately communicated to those affected employees toward the end of the year, and these payments will be made to you not later than March 15, 2009.

However, for any exercise of an Eligible Option after September 11, 2008, Synopsys will not pay you for any Section 409A taxes, or compensate you for any lost deduction under the Income Tax Act (Canada), resulting from the exercise of that Eligible Option.  Furthermore, to the extent an Eligible Option is exercised but before the Expiration Time of the Offer (currently October 9, 2008), such options will no longer be eligible for this Offer.

Regardless of whether you are an Eligible U.S. Optionee or an Eligible Canadian Optionee, as described in the materials, if you do not make an election on or before the Expiration Time, your Eligible Options will not be amended. In such a case, Eligible U.S. Optionees will be subject to adverse taxation under Section 409A and Eligible Canadian Optionees will not be able to claim up to a 50% deduction against taxable benefits gained by the exercise of an Eligible Option. If you are considering not accepting our offer to amend your Eligible Options, you are strongly encouraged to consult with your own tax advisors prior to making such decision in order to discuss the tax consequences of any such choice.

If you have a question after reviewing the materials and attending the employee meetings, call Erika Varga McEnroe, Associate General Counsel, at 650-584-4241, Monday through Friday from 9:00 a.m. to 6:00 p.m., Pacific Time.  However, due to SEC regulations, we are unable to provide additional information beyond that which is filed with the SEC.

Very truly yours,

Shareholder Services

FORM OF HARD COPY ELECTION FORM – TO BE FAXED BACK BY EMPLOYEE

ELECTION FORM

I, <Name>, hereby make the following election with respect to my Eligible Options in the Offer made by Synopsys, Inc. (“Synopsys”) pursuant to the Offer to Amend Eligible Options dated September 11, 2008 (the “Offering Memorandum”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Offering Memorandum.

Subject to the foregoing, with respect to ALL Eligible Options identified in the table below, I hereby elect (by checking only one box):

☐            to amend the entire Eligible Portion of each Eligible Option identified in the table below.

☐            to NOT amend each Eligible Option identified in the table below:

Eligible Option (Grant Number)	Original Date of Grant	Original Option Exercise Price (Split Adjusted)(1)	Shares Subject to Eligible Portion (Split Adjusted)(1)	Corrected Exercise Price for Eligible Portion (Split Adjusted)(1)
		$		$
		$		$
		$		$
		$		$
		$		$

(1)          The reference to “Split Adjusted” in the table above reflects a 2:1 stock split that occurred on September 23, 2003.

I hereby agree that, unless I revoke my election before 11:59 p.m., Eastern Time, on October 9, 2008 (or a later expiration date if Synopsys extends the Offer), my election will be irrevocable, and if accepted by Synopsys, this election shall operate to amend the Eligible Options as outlined above, subject to the terms and conditions described in the Offering Memorandum.

I hereby acknowledge that I may change the terms of my election by submitting a new election form via facsimile to Shareholder Services at 650-584-4484.  Any change of election received after the Expiration Time will be void and of no effect.

I agree that my decision to amend or not amend the Eligible Portion of my Eligible Option in the Offer is entirely voluntary and is subject to the terms of the Offer. I further understand and agree I am not required to tender my Eligible Options. I understand that if I elect to tender an Eligible Option, I must tender the entire Eligible Portion of my Eligible Option. If I hold more than one Eligible Option and elect to participate in the Offer, I further understand that I must tender all of my Eligible Options.

Notice to Eligible U.S. Optionees:

(1)  If I have elected NOT to amend my Eligible Options, I understand and acknowledge that (1) I will be subject to adverse taxation under Section 409A on the Eligible Portions of my Eligible Options in accordance with applicable law, (2) Synopsys will report the amount of the deferred compensation under my Eligible Options to the appropriate taxing authorities and make any applicable tax withholding as required by law, and (3) I will be personally responsible for the amount of any and all taxes due in respect of my Eligible Options, including taxes imposed under Section 409A.

(2) I acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with Synopsys (except on an at-will basis, unless otherwise required by local law).

(3) I agree that, except as set forth in the Offering Memorandum, Synopsys has made no representations or warranties to me regarding this Offer or the future pricing of Synopsys stock, and that my participation in this Offer is at my own discretion.

Notice to Eligible Canadian Optionees:

(1)  If I have elected NOT to amend my Eligible Options, I understand and acknowledge that (1) I will not be able to avail myself of any solution to claim a deduction against the taxable benefit resulting from the difference between the exercise price of the Eligible Option and the fair market value of the shares subject to the Eligible Option on the date of exercise, (2) Synopsys will report any exercises of my Eligible Options to the appropriate taxing authorities as ineligible for up to a 50% deduction on my Form T4 and Synopsys will withhold income taxes based upon the full amount of the gain realized upon exercise of the Eligible Options, and (3) I will be personally responsible for the amount of any and all taxes due in respect of my Eligible Options.

(2)  I acknowledge and agree that my participation in the Offer does not constitute a promise or guarantee of continued employment, and my employment continues to be governed by the terms of my employment agreement and the laws of Ontario or Quebec, as applicable.

(3)  I agree that, except as set forth in the Offering Memorandum, Synopsys has made no representations or warranties to me regarding this Offer or the future pricing of Synopsys stock, and that my participation in this Offer is at my own discretion.

Whether I am an Eligible U.S. Optionee or an Eligible Canadian Optionee, if I exercise my Eligible Options as to the Eligible Portions prior to the conclusion of this Offer and amendment of the Eligible Option, I will no longer be eligible to tender my Eligible Options as to the portion that has been exercised and any election I have made as to such exercised portion will be of no further force and effect. If my service with Synopsys terminates prior to the Expiration Time, I understand that I will no longer be eligible to participate in the Offer and any election I have made to amend my Eligible Options will be of no further force and effect.

I hereby acknowledge and agree that neither Synopsys nor any of its respective employees or agents, has made any recommendation to me as to whether or not I should accept the Offer to amend the Eligible Portions of my Eligible Option and that I am not relying on any information provided or representation made by Synopsys or any of its respective employees or agents in accepting or rejecting the Offer, other than any information contained in the Offering Memorandum. I acknowledge that I have been afforded the opportunity to consult with my own investment, legal and tax advisors before making this election and that I have knowingly done so or knowingly declined to do so.

I understand that after I make or change my election, I will receive an Election Confirmation via email at my Synopsys email address.  In addition, within 5 business days after the Expiration Time, I will receive via email at my Synopsys email address the Final Election Confirmation that confirms the last election that I made for my Eligible Options as of the Expiration Time. I agree that I will print and keep a copy of the Election Confirmation emails and the Final Election Confirmation email. In the event that I do not receive an Election Confirmation email after making or changing my election or receive my Final Election Confirmation email confirming my elections in the time frame described above, I understand that it is my responsibility to promptly call Erika Varga McEnroe at 650-584-4241 Monday through Friday during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time.

I AGREE THAT SYNOPSYS SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN OR TO DECLINE THIS OFFER.

THIS FORM MAY ONLY BE COMPLETED AND SUBMITTED VIA FAX TO SHAREHOLDER SERVICES AT: 650-584-4484 NO LATER THAN 11:59 P.M., EASTERN TIME, ON THURSDAY, OCTOBER 9, 2008 (OR A LATER EXPIRATION DATE IF SYNOPSYS EXTENDS THE OFFER).

By signing below, I agree to the terms and conditions of this Discounted Option Amendment Program as described in the Offering Memorandum document.

Signature

Date

RETURN SIGNED ELECTION FORM TO:

SHAREHOLDER SERVICES

FAX NUMBER: 650-584-4484

OFFER EXPIRES AT 11:59 P.M., EASTERN TIME, ON OCTOBER 9, 2008

IF YOU HAVE ANY QUESTIONS, CONTACT ERIKA VARGA MCENROE, MONDAY

THROUGH FRIDAY BETWEEN THE HOURS OF

 9:00 A.M. AND 6:00 P.M., PACIFIC TIME AT 650-584-4241

ATTACHMENT E

FORM OF ELECTION CONFIRMATION EMAIL FOR ACCEPTING OFFER

(PRE-EXPIRATION TIME)

Under the terms of the Synopsys Offer you have elected to amend the entire Eligible Portion of each of your Eligible Options.

Please be advised that you cannot update your elections after the Offer expires at 11:59 p.m., Eastern Time, on Thursday, October 9, 2008. However, you may update your election at any time before the Expiration Time.

We strongly encourage you to print a copy of this page and keep it for your records.

Notice to Eligible U.S. Optionees:  Please remember that if you exercise your Eligible Options prior to the conclusion of the Offer and amendment of the Eligible Option, your election as to such exercised portion will be of no further force and effect and you will be subject to adverse taxation under Section 409A with respect to the Eligible Portion of your Eligible Options in accordance with Section 409A.

Notice to Eligible Canadian Optionees:  Please remember that if you exercise your Eligible Options prior to the conclusion of the Offer and amendment of the Eligible Option, your election as to such exercised portion will be of no further force and effect and you will not be able to claim up to a 50% deduction against taxable benefits gained on the exercise.

You may change your election at any time before 11:59 p.m., Eastern Time, on October 9, 2008 (or a later expiration date if Synopsys extends the offer) by faxing a new election form via fax to Shareholder Services at 650-584-4484.  All capitalized terms not otherwise defined herein shall be as defined in that certain Offer filed with the Securities and Exchange Commission on September 11, 2008 and separately provided to you.

Note:     Your most recent election received before the Expiration Time will be the form considered for acceptance by Synopsys.

A Final Election Confirmation will be emailed to you within 5 business days following the Expiration Time. In the event that you do not receive the Final Election Confirmation email confirming your election in the time frame so described, please promptly call Erika Varga McEnroe at 650-584-4241 Monday through Friday during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time.

Please note that our receipt of your election is not by itself an acceptance of your election. For purposes of the Offer, Synopsys will be deemed to have accepted for amendment Eligible Options with respect to which proper acceptances of the Offer have been made and not properly withdrawn as of the Expiration Time in accordance with the terms of the Offer.

Thank you for participating in this offer. Please retain a copy of this email for your records.

OFFER EXPIRES AT 11:59 P.M., EASTERN TIME, ON OCTOBER 9, 2008

IF YOU HAVE ANY QUESTIONS, CONTACT ERIKA VARGA MCENROE, MONDAY

THROUGH FRIDAY BETWEEN THE HOURS OF

9:00 A.M. AND 6:00 P.M., PACIFIC TIME AT 650-584-4241.

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ATTACHMENT F

FORM OF ELECTION CONFIRMATION EMAIL FOR REJECTING OFFER (PRE-EXPIRATION TIME)

Under the terms of the Synopsys Offer you have elected to NOT amend each Eligible Option.

Please be advised that you cannot update your elections after the Offer expires at 11:59 p.m., Eastern Time, on Thursday, October 9, 2008. However, you may update your election at any time before the Expiration Time.

We strongly encourage you to print a copy of this page and keep it for your records.

You may change your election at any time before 11:59 p.m., Eastern Time, on October 9, 2008 (or a later expiration date if Synopsys extends the offer) by faxing a new election form via fax to Shareholder Services at 650-584-4484.  All capitalized terms not otherwise defined herein shall be as defined in that certain Offer filed with the Securities and Exchange Commission on September 11, 2008 and separately provided to you.

Note:     Your most recent election received before the Expiration Time will be the form considered for acceptance by Synopsys.

A Final Election Confirmation will be emailed to you within 5 business days following the Expiration Time. In the event that you do not receive the Final Election Confirmation email confirming your election in the time frame so described, please promptly call Erika Varga McEnroe at 650-584-4241 Monday through Friday during the hours of 9:00 a.m. to 6:00 p.m., Pacific Time.

Please retain a copy of this email for your records.

OFFER EXPIRES AT 11:59 P.M., EASTERN TIME, ON OCTOBER 9, 2008

IF YOU HAVE ANY QUESTIONS, CONTACT ERIKA VARGA MCENROE, MONDAY

THROUGH FRIDAY BETWEEN THE HOURS OF

9:00 A.M. AND 6:00 P.M., PACIFIC TIME AT 650-584-4241.

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ATTACHMENT G

EMAIL REMINDER TO THOSE WHO HAVE NOT YET ELECTED

Re:  Synopsys Tender Offer Reminder

The offer to amend discounted options, as described in the Offer to Amend Eligible Options that was filed with the SEC on September 11, 2008, is currently open and available to all eligible employees. As previously communicated, the Offer is scheduled to close at 11:59 p.m. Eastern Time on Thursday, October 9, 2008. Our records indicate that you have not yet made an election whether to amend Eligible Options as permitted by the Offer. If you wish to accept the Offer, we recommend that you return your election form soon.

As described in the tender offer materials, if we do not receive your election to participate on or before the Expiration Time, your Eligible Options will not be amended. In such a case, Eligible U.S. Optionees will be subject to adverse taxation under Section 409A in accordance with applicable law and Eligible Canadian Optionees will not be able to claim up to a 50% deduction against taxable benefits gained by the exercise of an Eligible Option. If you are considering not accepting our offer to amend your Eligible Options, you are strongly encouraged to consult with your own tax advisors prior to making such decision in order to discuss the tax consequences of any such choice.

Please do not reply to this automated e-mail message. If you have a question after reviewing the tender offer materials and attending the employee meetings, call Erika Varga McEnroe, Associate General Counsel, at 650-584-4241, Monday through Friday from 9:00 a.m. to 6:00 p.m., Pacific Time.

However, due to SEC regulations, we are unable to provide additional information beyond that which is filed with the SEC.

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ATTACHMENT H

FORM OF FINAL ELECTION CONFIRMATION EMAIL (POST-EXPIRATION TIME FOR OFFER PARTICIPANTS)

From:	Synopsys, Inc.
Subject:	Statement Regarding Final Election Confirmation (Post-Expiration Time for Offer Participants)

This notice is to inform you that we have completed our Offer pursuant to the Offer to Amend Eligible Options (the “Offering Memorandum”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Offering Memorandum.

Pursuant to the Offer, we have accepted your election to amend the Eligible Portions of your Eligible Options and have amended the applicable exercise prices of the Eligible Portions to be the Corrected Exercise Prices as described in the Offering Memorandum. Please note that, due to the complexity of amending just the Eligible Portions of your Eligible Options in our stock database, your Amended Options may not be available for exercise for up to 8 business days following the Expiration Time.

We strongly encourage you to retain a printout of this email and keep it for your records.

This Final Election Confirmation and the Offering Memorandum reflect the entire agreement between you and Synopsys with respect to the Offer.

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ATTACHMENT I

FORM OF FINAL ELECTION CONFIRMATION EMAIL (POST-EXPIRATION TIME FOR OFFER NON-PARTICIPANTS)

From:	Synopsys, Inc.
Subject:	Final Election Confirmation (Post-Expiration Time for Offer Non-Participants)

This notice is to inform you that we have completed our Offer pursuant to the Offer to Amend Eligible Options (the “Offering Memorandum”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Offering Memorandum.

You have elected NOT to amend the Eligible Portions of your Eligible Options. As a result, the Eligible Portions of your Eligible Options will not be amended to reflect the applicable Corrected Exercise Price as described in the Offering Memorandum.

We strongly encourage you to retain a printout of this email and keep it for your records.

This Final Election Confirmation and the Offering Memorandum reflect the entire agreement between you and Synopsys with respect to the Offer.

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